                                                                    EXHIBIT 99.2

                         CONSENT SOLICITATION STATEMENT

                                 AAIPHARMA INC.

           SOLICITS CONSENTS AND WAIVERS RELATING TO ITS $175,000,000
      AGGREGATE PRINCIPAL AMOUNT OF 11% SENIOR SUBORDINATED NOTES DUE 2010
                              (CUSIP NO. 00252WAB0)

         Subject to the terms and conditions set forth in this Consent Solicitation Statement, aaiPharma Inc. ("we" or "us") is soliciting (the "Consent Solicitation") consents ("Consents") of Holders (as defined below) as of the Record Date (as defined below) of the $175,000,000 outstanding aggregate principal amount of our 11% Senior Subordinated Notes due 2010 (the "Notes") to proposed amendments (the "Proposed Amendments") to certain provisions of the Indenture dated as of March 28, 2002 (the "Indenture"), among aaiPharma, as issuer, certain subsidiaries of aaiPharma, as guarantors, and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee (the "Trustee"), relating to:

         - our obligation to file with the Securities and Exchange Commission ("SEC") and furnish to holders of Notes periodic and other reports required under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and to furnish to the Trustee annual written statements of our accountants with respect to our compliance with certain terms of the Indenture, and

         -        our ability to incur indebtedness under certain circumstances.

         In this Consent Solicitation Statement, the term "Record Date" means 5:00 p.m., New York City time, on April 7, 2004, and the term "Holder" means (1) each person shown on the records of the registrar for the Notes as a holder on the Record Date or (2) any other person who has been authorized by proxy or in any other manner acceptable to aaiPharma to vote the applicable Notes on behalf of such Holder.

         Each Holder who consents to the Proposed Amendments will also be waiving (the "Waivers") certain past and prospective defaults and events of default under the Indenture. For a description of the Proposed Amendments and Waivers and the purposes and effects thereof, see "The Proposed Amendments and Waivers." Except where the context otherwise requires, references in this Consent Solicitation Statement to Consents to the Proposed Amendments will also include Consents to the Waivers.

         SEE "RISK FACTORS" BEGINNING ON PAGE 13 FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER BEFORE YOU CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS.

         Approval of the Proposed Amendments and Waivers requires the consent of Holders of not less than a majority in outstanding principal amount of Notes, excluding any Notes owned by us or any of our affiliates (the "Requisite Consents"). Notwithstanding the receipt of the Requisite Consents, the Proposed Amendments and Waivers will not become operative until certain other conditions described below are satisfied or, to the extent permissible, waived, including an amendment, replacement or other refinancing of our senior credit facilities on terms acceptable to us. In the event that we receive the Requisite Consents, and that all conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation" are satisfied or, to the extent permissible, waived, we will make the payment of interest on the Notes that was due and payable on April 1, 2004, together with default interest as provided in the Notes (such interest and defaulted interest, together, the "April 2004 Interest Payment"). THE APRIL 2004 INTEREST PAYMENT MUST BE MADE SUBSTANTIALLY CONCURRENTLY WITH THE DATE ON WHICH THE PROPOSED AMENDMENTS AND WAIVERS BECOME OPERATIVE. Persons who were registered holders of Notes at the close of business on March 15, 2004 will be entitled to receive the April 2004 Interest Payment. For a more complete description of these conditions and certain other conditions to the Consent Solicitation, see "The Consent Solicitation -- Conditions to the Consent Solicitation."

         In the event that we receive the Requisite Consents, and that all conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation" are satisfied or, to the extent permissible, waived, we will pay to the Holders of Notes who delivered, prior to the Expiration Date (as defined below), valid Consents that were not revoked prior to the Consent Date (as defined below), a cash payment equal to $10 per $1,000 principal amount of Notes for which Consents have been delivered by such Holder (the "Consent Fee"). HOLDERS OF NOTES FOR WHICH NO CONSENT IS DELIVERED PRIOR TO THE EXPIRATION DATE OR FOR WHICH A CONSENT IS REVOKED PRIOR TO THE CONSENT DATE WILL NOT RECEIVE A CONSENT FEE, EVEN THOUGH THE PROPOSED AMENDMENTS AND WAIVERS, IF APPROVED, WILL BIND ALL HOLDERS AND THEIR TRANSFEREES.

         Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes. If the Requisite Consents are not obtained and certain other conditions are not satisfied, including the rescission of the current payment blockage notice that has been delivered on behalf of our senior lenders prohibiting payments of the Notes for certain periods, you may not receive the April 2004 Interest Payment and the Proposed Amendments and Waivers will not become operative. See "Risk Factors -- Risks Relating to Not Consenting to the Proposed Amendments and Waivers."

         The Proposed Amendments will be effected by means of a supplemental indenture (the "Supplemental Indenture") to be executed by aaiPharma, certain subsidiaries of aaiPharma, and the Trustee. The Supplemental Indenture will be effective upon the receipt of the Requisite Consents and will become operative upon satisfaction or, to the extent permissible, waiver of the Conditions.

         THE CONSENT SOLICITATION EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 16, 2004, UNLESS EXTENDED BY US (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE AND TIME AT WHICH WE RECEIVE THE REQUISITE CONSENTS (THE "CONSENT DATE"). AFTER THE SUPPLEMENTAL INDENTURE BECOMES EFFECTIVE ON THE CONSENT DATE, CONSENTS MAY NOT BE REVOKED EVEN IF THE SUPPLEMENTAL INDENTURE IS NOT YET OPERATIVE.

         PRIOR TO DELIVERING ANY CONSENT, YOU ARE ENCOURAGED TO READ AND CONSIDER CAREFULLY THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM ATTACHED TO THIS CONSENT SOLICITATION STATEMENT AS EXHIBIT A (THE "CONSENT FORM").

         WE HAVE NOT FILED ANY QUARTERLY OR ANNUAL REPORT WITH THE SEC FOR PERIODS ENDING AFTER SEPTEMBER 30, 2003, AND IN THE COURSE OF RECENT INTERNAL REVIEWS, WE HAVE BECOME AWARE OF CERTAIN MATTERS THAT WILL REQUIRE A MATERIAL ADJUSTMENT TO THE 2003 FINANCIAL INFORMATION CONTAINED IN OUR FEBRUARY 5, 2004 PRESS RELEASE AND THE FINANCIAL INFORMATION FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 INCLUDED IN OUR QUARTERLY REPORT ON FORM 10-Q FOR THOSE PERIODS. MATERIAL ADJUSTMENTS MAY ALSO BE REQUIRED TO THE 2003 FINANCIAL INFORMATION INCLUDED IN OUR OTHER FORM 10-Q REPORTS FILED IN 2003. FURTHERMORE, OUR 2003 FINANCIAL INFORMATION HAS NOT BEEN AUDITED BY OUR INDEPENDENT AUDITORS. ACCORDINGLY, SUCH PREVIOUSLY RELEASED INFORMATION AND PREVIOUSLY FILED REPORTS AND OTHER INFORMATION BASED THEREON SHOULD NOT BE RELIED UPON.

         CERTAIN INFORMATION THAT COULD DETERMINE THE EXTENT OF ANY ADJUSTMENTS TO OUR 2003 FINANCIAL INFORMATION IS NOT AVAILABLE AT THIS TIME AND, WERE IT AVAILABLE, COULD BE MATERIAL TO YOUR DECISION WHETHER OR NOT TO CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS. WE DO NOT KNOW WHEN THIS INFORMATION WILL BECOME AVAILABLE.

             The Solicitation Agent for the Consent Solicitation is:

                         BANC OF AMERICA SECURITIES LLC


        The date of this Consent Solicitation Statement is April 8, 2004.

         The Proposed Amendments and Waivers will become effective upon receipt by the Tabulation Agent prior to the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes, excluding any Notes owned by us or any of our affiliates. The Proposed Amendments and Waivers will become operative only upon satisfaction or, to the extent permissible, waiver by aaiPharma of the following conditions (collectively, the "Conditions"):

         - receipt by aaiPharma of an amendment to or refinancing or other replacement of its senior bank credit agreement providing up to $135 million of senior credit facilities on terms acceptable to us, which Condition may be waived by us,

         - substantially concurrently with the date on which the Proposed Amendments and Waivers are to become operative, the making of the April 2004 Interest Payment (the "Interest Requirement"), which Condition cannot be waived by us,

         - the waiver, cure or other elimination of all defaults and events of default under our existing senior bank credit agreement, which condition cannot be waived by us, and

         - the other conditions described below under "The Consent Solicitation -- Conditions to the Consent Solicitation."

       AT SUCH TIME AS ALL THE CONDITIONS ARE SATISFIED OR (TO THE EXTENT PERMISSIBLE) WAIVED, ONLY HOLDERS WHO HAVE CONSENTED BY PROPERLY EXECUTING AND DELIVERING THEIR CONSENT FORM PRIOR TO THE EXPIRATION DATE, WITHOUT REVOKING SUCH CONSENT PRIOR TO THE CONSENT DATE, WILL BE ENTITLED TO RECEIVE THE CONSENT FEE. ALL OTHER HOLDERS (AND THEIR TRANSFEREES) WILL NOT BE ENTITLED TO RECEIVE ANY CONSENT FEE, BUT WILL BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS IF THEY BECOME OPERATIVE.

         No Consent will be deemed to have been accepted unless and until the Supplemental Indenture is effective and the Requisite Consents have been received. Holders and their transferees may revoke Consents in accordance with the procedure set forth herein under the heading "The Consent Solicitation -- Revocation of Consents" and in the Consent Form at any time prior to the Consent Date. We reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, subject to applicable law, to (1) extend the Expiration Date, (2) amend the terms of the Consent Solicitation or (3) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. See "The Consent Solicitation -- Expiration Date; Extensions; Amendments; Termination." We also reserve the right, in our sole discretion, subject to applicable law, to waive those Conditions over which we exercise discretion. See "The Consent Solicitation -- Conditions to the Consent Solicitation." We also reserve the right to terminate the Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

         Only Holders are eligible to consent to the Proposed Amendments and Waivers. Any beneficial owner or registered holder of the Notes who is not a Holder of such Notes must either (1) arrange for the Holder to execute the Consent and deliver it to the Tabulation Agent on such beneficial owner's behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Tabulation Agent the Consent with respect to the Notes on behalf of such Holder. ANY BENEFICIAL OWNER OF AN INTEREST IN THE NOTES HELD OF RECORD ON THE RECORD DATE BY THE DEPOSITORY TRUST COMPANY ("DTC"), OR ITS NOMINEES, THROUGH AUTHORITY GRANTED BY DTC, MAY DIRECT THE PARTICIPANT IN DTC (A "DTC PARTICIPANT") THROUGH WHICH SUCH BENEFICIAL OWNER'S NOTES ARE HELD ON THE RECORD DATE TO EXECUTE, ON SUCH BENEFICIAL OWNER'S BEHALF, OR MAY OBTAIN A PROXY FROM SUCH DTC PARTICIPANT AND EXECUTE DIRECTLY, AS IF SUCH BENEFICIAL OWNER WERE A HOLDER, A CONSENT FORM WITH RESPECT TO NOTES BENEFICIALLY OWNED BY SUCH BENEFICIAL OWNER ON THE RECORD DATE. Accordingly, we urge such beneficial owners to contact the person responsible for their account to obtain a valid proxy or to direct a Consent Form to be signed on their behalf with respect to their Notes.

         The transfer of Notes after the Record Date will not have the effect of revoking any valid Consent previously given by a Holder, and each properly completed and executed Consent Form will be counted notwithstanding any transfer of the Notes to which such Consent Form relates, unless the procedure for revoking Consents described herein and in the Consent Form has been complied with. See "The Consent Solicitation -- Revocation of Consents."

         HOLDERS WHO WISH TO CONSENT MUST DELIVER THEIR PROPERLY COMPLETED AND EXECUTED CONSENT FORM TO THE TABULATION AGENT AT THE ADDRESS SET FORTH ON THE BACK COVER PAGE OF THIS CONSENT SOLICITATION STATEMENT AND IN THE CONSENT FORM IN ACCORDANCE WITH THE INSTRUCTIONS SET FORTH HEREIN AND THEREIN. CONSENTS SHOULD NOT BE DELIVERED TO AAIPHARMA, THE TRUSTEE OR THE SOLICITATION AGENT. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA, THE TRUSTEE OR THE SOLICITATION AGENT.

         You should direct any questions concerning the terms of the Consent Solicitation to the Solicitation Agent at the address or telephone number set forth on the back cover page hereof.

         You should direct any requests for assistance in completing and delivering Consent Forms or requests for additional copies of this Consent Solicitation Statement, the Consent Form or other related documents to the Tabulation Agent at the address or telephone number set forth on the back cover page hereof.

         DESCRIPTIONS IN THIS CONSENT SOLICITATION STATEMENT OF THE PROVISIONS OF THE INDENTURE ARE SUMMARIES AND DO NOT PURPORT TO BE COMPLETE. WHERE REFERENCE IS MADE TO PARTICULAR PROVISIONS OF THE INDENTURE, SUCH PROVISIONS, INCLUDING THE DEFINITIONS OF CERTAIN TERMS, ARE INCORPORATED HEREIN BY REFERENCE AS PART OF SUCH SUMMARIES, WHICH ARE QUALIFIED IN THEIR ENTIRETY BY SUCH REFERENCE. COPIES OF THE INDENTURE ARE AVAILABLE UPON REQUEST SUBMITTED TO THE TABULATION AGENT AND A COPY OF THE INDENTURE IS FILED AS AN EXHIBIT TO OUR SEC FILINGS, WHICH ARE AVAILABLE AT THE SEC'S WORLDWIDE WEB SITE AT HTTP://WWW.SEC.GOV AND AT OUR WORLDWIDE WEB SITE AT HTTP://WWW.AAIPHARMA.COM. COPIES OF THE SUPPLEMENTAL INDENTURE MAY BE OBTAINED FROM THE TABULATION AGENT.

         NEITHER THIS CONSENT SOLICITATION STATEMENT, THE CONSENT FORM NOR ANY RELATED DOCUMENTS HAVE BEEN FILED WITH THE SEC NOR ANY STATE SECURITIES COMMISSION. NO AUTHORITY HAS DETERMINED IF THIS CONSENT SOLICITATION STATEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS CONSENT SOLICITATION STATEMENT OR IN THE ACCOMPANYING CONSENT FORM AND OTHER MATERIALS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY AAIPHARMA, THE TRUSTEE, THE TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PERSON. THE DELIVERY OF THIS CONSENT SOLICITATION STATEMENT SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION SET FORTH HEREIN OR ANY ATTACHMENTS HERETO OR IN THE AFFAIRS OF AAIPHARMA OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF.

         IN MAKING A DECISION IN CONNECTION WITH THE CONSENT SOLICITATION, HOLDERS MUST RELY ON THEIR OWN EXAMINATION OF AAIPHARMA AND THE TERMS OF THE CONSENT SOLICITATION, INCLUDING THE MERITS AND RISKS INVOLVED. HOLDERS SHOULD NOT CONSTRUE THE CONTENTS OF THIS CONSENT SOLICITATION STATEMENT AS PROVIDING ANY LEGAL, BUSINESS, FINANCIAL OR TAX ADVICE. EACH HOLDER SHOULD CONSULT WITH ITS OWN LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS WITH RESPECT TO ANY SUCH MATTERS CONCERNING THIS CONSENT SOLICITATION STATEMENT AND THE CONSENT SOLICITATION CONTEMPLATED HEREBY.

         This Consent Solicitation incorporates by reference any Current Reports on Form 8-K that we file with or furnish to the SEC on or after the date of this Consent Solicitation Statement and on or prior to the Expiration Date.

                                TABLE OF CONTENTS


FORWARD-LOOKING STATEMENTS................................................iv

SUMMARY....................................................................1

DEVELOPMENTS AFFECTING AAIPHARMA...........................................7

RISK FACTORS..............................................................13

THE PROPOSED AMENDMENTS AND WAIVERS.......................................27

THE CONSENT SOLICITATION..................................................31

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES..............................37

LITIGATION AND GOVERNMENTAL INVESTIGATIONS................................39

EXHIBIT A FORM OF CONSENT................................................A-1



                                      * * *


                           TRADEMARKS AND TRADE NAMES

         We own the following registered and unregistered trademarks:
Darvocet(TM), Darvon(R), Darvon-N(R), Darvocet-N(R), Darvocet A500(TM), M.V.I.(R), M.V.I.-12(R), M.V.I. Pediatric(R), M.V.I. Adult(TM), Aquasol(R), Aquasol A(R), Aquasol E(R), Brethine(R), Oramorph(R) SR, Roxanol(TM), Roxicodone(R), AzaSan(R), aaiPharma(R) and AAI(R). References in this document to Darvon are to Darvon(R) and Darvon-N(R) collectively and references to Darvocet are to Darvocet-N(R) and Darvocet A500(TM). References in this document to M.V.I. are to M.V.I.(R), M.V.I.-12(R), M.V.I. Pediatric(R), M.V.I. Adult(TM), Aquasol(R), Aquasol A(R) and Aquasol E(R). We also reference trademarks owned by other companies. All references in this document to any of these terms lacking the "(R)" or "TM" symbols are defined terms that reference the products, technologies or businesses bearing the trademarks with these symbols.

                           FORWARD-LOOKING STATEMENTS

         The information presented in this Consent Solicitation Statement includes forward-looking statements in addition to historical information. These statements involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "targets," "potential" or "continue" or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by us include:

         - those factors contained in the section entitled "Risk Factors" in this Consent Solicitation Statement,

         - our statement that our previously reported financial information for 2003 and the financial information included in our quarterly report on Form 10-Q for the periods ended September 30, 2003 will be materially adjusted and should no longer be relied upon and that we may be required to make material adjustments to the financial information included in our other Form 10-Q reports filed in 2003 for the periods ended March 31, 2003 and June 30, 2003,

         - the completion of an inquiry by a recently created committee comprised of all non-employee members of our board of directors to inquire into unusual sales activity in certain of our product lines, and the report of that committee, which may occur while the Consent Solicitation is outstanding or after the completion of this Consent Solicitation,

         - the investigations by the U.S. Attorney's office and the SEC into our financial reporting and related activity,

         - the outcome of pending litigation filed against us, including purported class action litigation alleging violations under federal securities laws,

         -        significant changes in our management team,

         - our ability to successfully amend, restructure, replace and/or renegotiate our existing indebtedness or cure or receive waivers of past and prospective defaults under such agreements or the Indenture, which inability could result in our filing of a voluntary petition for bankruptcy,

         - our ability to amend, refinance or replace our senior credit agreement on the proposed terms described herein or on any other terms acceptable to us and, if necessary, obtain an agreement by our senior lenders to forbear on exercising remedies with respect to existing defaults or events of default thereunder on terms acceptable to us,

         -        our ability to complete the proposed sale of our M.V.I.
                  product business or receive certain accelerated royalties,

         - our ability to continue to operate in the ordinary course and manage our relationships with our lenders, bondholders, vendors and suppliers and employees,

         - demand for our products and services and the products we produce for others,

         -        the prices that we can obtain for our products and services,

         -        the level of competition,

         - competitive new product introductions, including generic competition for our Brethine injectable products,

         - distributors' and wholesalers' inventory levels and ordering patterns,

         - timely success in product development and regulatory approvals for new products and line extensions,

         - market acceptance of new products and line extensions at levels that justify our cost of developing or acquiring these products,

         - actions by the United States Food and Drug Administration ("FDA") in connection with submissions related to our products or those of our competitors,

         - other governmental regulations and actions affecting our products or those of our competitors,

         - third-party payer decisions and actions affecting our products or those of our competitors,

         - our ability to participate in federal health care programs, including the Medicare and Medicaid programs,

         - developments in patent or other proprietary rights owned by us or others, and

         -        general conditions in the economy and capital markets.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, events, levels of activity, performance or achievements.

                                     SUMMARY

         This Consent Solicitation Statement includes specific terms of the Consent Solicitation, including a description of the Proposed Amendments and Waivers, as well as information regarding our business. We have also attached as Exhibit A a copy of the Consent Form. The following summary is qualified in its entirety by reference to, and should be read in conjunction with, the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form, and may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments and Waivers. We encourage Holders to read carefully this Consent Solicitation Statement, the related Consent Form and the documents to which we refer them, including the discussion of risks and uncertainties affecting our business included in the section of this Consent Solicitation Statement captioned "Risk Factors."

AAIPHARMA INC.

         aaiPharma is a science-based pharmaceutical company focused on pain management, with corporate headquarters in Wilmington, North Carolina. With more than 24 years of drug development expertise, we are focused on developing, acquiring and marketing well-known, branded medicines in our targeted therapeutic areas. Our development efforts are focused on developing improved medicines from established molecules through our significant research and development capabilities.

         In 2001, we began acquiring established, branded pharmaceutical products. In 2003, the Company decided to focus more intently in the pain management therapeutic area. We seek to acquire products, to develop line extension products for our previously acquired products and to develop new products.

         We operate through the following divisions:

         - Pharmaceuticals Division. Our Pharmaceuticals Division commercializes branded pharmaceutical products in our targeted therapeutic classes.

         - Research and Development Division. Our Research and Development Division provides research and development expertise, including through the use of our portfolio of drug-delivery technologies and intellectual property rights.

         - AAI Development Services. AAI Development Services offers pharmaceutical product development services to our customers.

RECENT EVENTS

ACCOUNTING INVESTIGATION

         On February 27, 2004, we appointed an independent committee consisting of all of the non-employee members of our Board of Directors (the "Special Committee") to conduct an inquiry into unusual sales in our Brethine and Darvocet product lines during the second half of 2003. King & Spalding LLP, an independent law firm, and Deloitte & Touche USA LLP, as independent forensic accountants, have been engaged to assist the Special Committee in this inquiry, which is ongoing.

         In the course of our own internal reviews, which are being conducted simultaneously with the Special Committee's inquiry, we have become aware of certain matters that will require a material adjustment to the 2003 financial information included in our February 5, 2004 earnings release and the financial information for the period ended September 30, 2003 included in our quarterly report on Form 10-Q for that period. On March 30, 2004, we also announced that material adjustments may be required to the 2003 financial information included in our previous Form 10-Q reports filed in 2003 for the periods ended March 31, and June 30, 2003.

SENIOR CREDIT AGREEMENT DEFAULT

         We have not filed our Annual Report on Form 10-K for the year ended December 31, 2003 (the "2003 Form 10-K"). The failure to file the 2003 Form 10-K constitutes an event of default under our senior credit agreement, dated as of March 28, 2002 (as amended, the "Credit Agreement"), with Bank of America, N.A. as administrative agent (in such capacity, the "Administrative Agent"). Due to this and other events of default under our Credit Agreement, we have been orally advised by the Administrative Agent that we are not permitted to make any borrowings under the $100 million revolving credit facility portion of the Credit Agreement. On April 6, 2004, we also received written notice from the Administrative Agent that due to certain existing events of default under the Credit Agreement, (i) the senior lenders have no obligation to make any loans or extend any credit under the Credit Agreement and (ii) the lenders have elected to impose a default rate of interest on our obligations payable under the Credit Agreement. The default rate generally equals a per annum rate 2% greater than the rate otherwise applicable. Any existing events of default under the Credit Agreement permit the lenders thereunder to terminate all commitments thereunder and accelerate the indebtedness thereunder by declaring the principal, interest and all other obligations thereunder due and payable immediately. As of the date hereof, the lenders under the Credit Agreement have not terminated any commitments or accelerated any indebtedness thereunder.

         On March 31, 2004, we received a written notice from the Administrative Agent advising us that the lenders under the Credit Agreement exercised their right to block us from making the April 2004 Interest Payment. If the interest payment is not made within 30 days after April 1, 2004 or if we do not file our 2003 Form 10-K (or certain accountants' certificates) within 60 days after notice from the Trustee (or Holders of at least 25% of the Notes), the Trustee or Holders of at least 25% of the Notes could accelerate the Notes by declaring the principal and interest on the Notes to become due and payable immediately and could exercise any other remedies available under the Indenture.

GOVERNMENTAL INVESTIGATIONS AND LITIGATION

         On April 2 and 6, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms and conditions of employment of certain of our senior management personnel, certain loans obtained by us, our Brethine and Darvocet products, our analysts conference calls on financial results, and internal and external investigations of pharmaceutical product sales activities. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the SEC. In addition, we and certain of our current and former officers have been named as defendants in multiple purported class action lawsuits commenced by stockholders beginning in February 2004 alleging violations of federal securities laws.

FINANCING PLAN TO ADDRESS SHORT-TERM LIQUIDITY NEEDS

         We are exploring an amendment, replacement or other refinancing of the Credit Agreement to provide up to $135 million of senior credit facilities with a term greater than one year (collectively, the "Restructured Facility").

         We are currently negotiating with several prospective lenders to provide such a Restructured Facility that we anticipate would:

         - permanently waive or eliminate all existing defaults and events of default under the Credit Agreement;

         - permit the April 2004 Interest Payment to be paid substantially concurrently with the date on which the Proposed Amendments and Waivers, if required, become operative;

         - consent to the proposed sale of our M.V.I. product business (the "M.V.I. Sale") to Mayne Pharma (USA) Inc. ("Mayne Pharma"), with the application of the proceeds of such sale to pay down existing term loans under our Credit Agreement and meet other prescribed needs;

         - consent to our acquisition of an additional pain product that we have agreed to acquire (the "Pain Product Acquisition") for a closing payment of $13.75 million payable upon FDA approval of the product, plus an additional deferred payment of $1.0 million and royalties on net sales of the product over a five-year period; and

         - establish new financial and other covenants based on financial projections to be prepared by our management.

         If consummated on the terms described above, the Restructured Facility would provide a long-term financing solution to our liquidity needs and facilitate the M.V.I. Sale, the Pain Product Acquisition and the payment of the April 2004 Interest Payment. However, the current proposals for the Restructured Facility provide for higher aggregate interest rates and fees than under our existing Credit Agreement and we currently do not have an underwritten commitment with respect thereto. Additionally, it is possible that we will negotiate a restructuring or replacement of the Credit Agreement that differs materially from the terms that we currently contemplate for the Restructured Facility, including as to amount, term, interest rates and fees. We are requesting your Consent to the Proposed Amendments and Waivers whether we consummate the Restructured Facility on substantially the terms described herein or on terms materially different from those described herein. We can provide no assurance that we will be able to amend, replace or refinance our Credit Agreement on the terms described herein or on any other terms acceptable to us.

         Mayne Pharma Sale

         On February 27, 2004, we entered into a definitive agreement with Mayne Pharma to sell our M.V.I. product business for a $100 million cash closing payment and a $5 million contingent cash payment, subject to certain adjustments. At the closing of the transaction, we will be required to pay to AstraZeneca AB a $31.5 million payment due in August 2004, which will be discounted to approximately $30.9 million assuming the M.V.I. Sale closes in April 2004 (the "M.V.I. Payment"). The M.V.I. Payment represents a deferred purchase price payment for the original acquisition of the M.V.I. product business from AstraZeneca. Among other conditions, the M.V.I. Sale requires the consent of the lenders holding a majority of the loans and commitments under the Credit Agreement. We can provide no assurance that this transaction will close on the terms set forth in the definitive agreement or otherwise.

         Accelerated Royalties

         We have entered into a definitive agreement to receive a prepayment of certain royalties aggregating $15.4 million (the "Accelerated Royalties"), that would otherwise be paid to us quarterly through the second quarter of 2005. Our agreement to receive a prepayment of these royalties will discount the Accelerated Royalties by 5% per annum from the date originally owing to the date paid. We anticipate receiving approximately $14.9 million in gross proceeds from the Accelerated Royalties if such prepayment occurs in April 2004. Our receipt of the Accelerated Royalties is conditioned upon the occurrence of certain other transactions described in this Consent Solicitation Statement. We can provide no assurance that this transaction will close on the terms set forth in the definitive agreement or otherwise.

         Transaction Timing

         We hope to complete the Restructured Facility, the M.V.I. Sale and the Accelerated Royalty transaction concurrently with the date on which the Proposed Amendments and Waivers become operative. We are working toward completing these transactions by the Expiration Date but can provide no assurance that such timetable can be met or that such transactions can be completed by that date or at all.

OUTLOOK

         We anticipate that our cash flow from operations will be negative for the first half of 2004. We cannot assure you that our cash flow from operations will be positive for the second half of 2004 or thereafter.

SUMMARY OF THE CONSENT SOLICITATION

         The following is a summary of the principal terms and conditions of the Consent Solicitation and should be read in conjunction with the information appearing elsewhere in this Consent Solicitation Statement and the related Consent Form. This summary may not contain all the information that Holders need to make a decision regarding whether or not to consent to the Proposed Amendments and Waivers. Certain of the terms and conditions described below are subject to important limitations and exceptions. Capitalized terms used in this section "Summary of the Consent Solicitation" without definition shall have the meanings set forth in the Indenture.




THE PROPOSED AMENDMENTS AND WAIVERS               We are seeking Consents to the Proposed Amendments to the
                                                  Indenture in order to:

                                                  -     suspend our obligation to furnish to the SEC and holders of
                                                        Notes annual and quarterly reports and other information,
                                                        documents and reports required to be filed with the SEC (the
                                                        "SEC Reports") until the date on which such reports and
                                                        other information are required to be delivered to the
                                                        lenders under the Restructured Facility (the "Report Date"), and suspend our obligation to furnish to holders of Notes annual written statements of our accountants with respect to our
                                                        compliance with certain terms of the Indenture until 5 days after the Report Date,

                                                  -     permit us to incur and maintain Indebtedness under Credit
                                                        Facilities (including the Restructured Facility) in an
                                                        aggregate principal amount not to exceed $135 million
                                                        outstanding at any time, and permit us to incur Indebtedness under clauses (1) through (14) of Section 4.09 of the
                                                        Indenture regardless of whether a Default has occurred and is continuing or would be caused thereby (which will permit us to borrow to meet our liquidity needs, including the payment of interest on the Notes), and

                                                  -     obtain waivers of certain past and prospective defaults and events of default under the Indenture, including defaults
                                                        and events of default related to the amendments described
                                                        above, to guarantees by new subsidiaries, and to provisions the waiver of which will enable us to provide for the
                                                        payment of the April 2004 Interest Payment substantially
                                                        concurrently with the date on which the Proposed Amendments and Waivers become operative. See "The Proposed Amendments and Waivers."

CONSENT FEE                                       In the event that we receive the Requisite Consents prior to the
                                                  Expiration Date and the Conditions described herein are satisfied or, to the extent permissible, waived, the Proposed Amendments and
                                                  Waivers will become operative, and we will pay to the Holders of
                                                  Notes who delivered valid and unrevoked Consents prior to the
                                                  Expiration Date a one-time cash payment equal to $10 per $1,000 principal amount of their Notes. See "The Consent Solicitation --
                                                  Conditions to the Consent Solicitation."


REQUISITE CONSENTS                                Adoption of the Proposed Amendments and Waivers requires the receipt prior to the Expiration Date of valid Consents, unrevoked prior to the Consent Date, from Holders of at least a majority in aggregate principal amount of outstanding Notes, excluding any
                                                  Notes owned by us or any of our affiliates.

RECORD DATE                                       5:00 p.m., New York City time, on April 7, 2004.

EXPIRATION DATE                                   The Consent Solicitation will expire at 5:00 p.m., New York City time, on April 16, 2004, unless we extend it.

CONDITIONS TO THE CONSENT

SOLICITATION                                      In addition to the receipt of the Requisite Consents, the Consent
                                                  Solicitation is subject to various Conditions, certain of which we may assert or waive. These Conditions include, without limitation,
                                                  (1) the receipt of an amendment, replacement, or other refinancing of our Credit Agreement providing up to $135 million of senior credit facilities on terms acceptable to us, (2) satisfaction of the Interest Requirement, (3) the waiver, cure or other
                                                  elimination of all defaults and events of default existing under the Credit Agreement and (4) certain other conditions. The terms and conditions of the credit facilities described in clause (1)
                                                  above are within our sole discretion. However, the Interest
                                                  Requirement and the waiver, cure or elimination of existing defaults and events of default under the Credit Agreement are conditions for your benefit as Holders and cannot be waived by us.
                                                  See "The Consent Solicitation -- Conditions to the Consent
                                                  Solicitation."

                                                  Following the receipt by the Trustee of evidence that the
                                                  Requisite Consents have been obtained in accordance with the terms of the Indenture, we and the Trustee may, in our sole discretion, execute and deliver the Supplemental Indenture containing the
                                                  Proposed Amendments. If the Conditions are satisfied or, to the extent permissible, waived, the Proposed Amendments will become operative and will bind all Holders and their transferees, regardless of whether a Holder delivered its Consent. The date and time at which the Proposed Amendments and Supplemental Indenture become effective, i.e. when we receive the Requisite Consents, is referred to as the "Consent Date."

HOW TO CONSENT                                    See "The Consent Solicitation -- How to Consent."

SPECIAL PROCEDURES FOR BENEFICIAL OWNERS          If a holder is a beneficial owner whose Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and such holder wishes to consent to the Proposed
                                                  Amendments, it should promptly contact the person in whose name the Notes are registered and instruct that person to execute and deliver a Consent Form on its behalf.

REVOCATION OF CONSENT                             A Consent as to any Note may be revoked by the Holder granting such Consent, or any subsequent holder of such Note or portion of such Note evidencing the same debt as the consenting Holder's
                                                  Note, if the Tabulation Agent receives a properly completed and executed written notice of revocation before the Consent Date. A
                                                  Consent becomes irrevocable upon the Consent Date, i.e., the date on which the Requisite Consents are received. See "The Consent
                                                  Solicitation -- Revocation of Consents."


CONSEQUENCES TO NON-CONSENTING HOLDERS            At such time as the Proposed Amendments become operative, all then current holders of Notes, including non-consenting Holders, and all subsequent holders, will be bound by the Proposed
                                                  Amendments. Holders who do not timely Consent to the Proposed
                                                  Amendments prior to the Expiration Date, or who revoke their
                                                  Consent prior to the Consent Date, will not be eligible to receive the Consent Fee.

APRIL 2004 INTEREST PAYMENT                       In the event that we receive the Requisite Consents and the
                                                  Conditions are satisfied or (to the extent permissible) waived, we will make the April 2004 Interest Payment, which will include default interest. Persons who were registered holders of Notes at the close of business on March 15, 2004 will be entitled to receive the April 2004 Interest Payment.

SOLICITATION AGENT; TABULATION AGENT              Banc of America Securities LLC is the Solicitation Agent, and
                                                  Global Bondholder Services Corporation is the Tabulation Agent,
                                                  for the Consent Solicitation. Holders can find the respective addresses and telephone numbers of the Solicitation Agent and the
                                                  Tabulation Agent on the back cover page of this Consent
                                                  Solicitation Statement.

TAX CONSEQUENCES TO HOLDERS                       For a summary of certain U.S. federal income tax consequences to
                                                  Holders upon the receipt of a Consent Fee and upon the adoption of the Proposed Amendments, see "Certain U.S. Federal Income Tax
                                                  Consequences."

FEES AND EXPENSES                                 We will bear all expenses of the Consent Solicitation. As a result, Holders are not required to pay any fees or expenses to the Solicitation Agent or the Tabulation Agent.


TERMINATION                                       We reserve the right to terminate the Consent Solicitation at any time prior to the Expiration Date for any reason, or no reason.

RISKS                                             Prior to delivering a Consent Form, you should carefully consider the risks described under the captions "Risk Factors" and
                                                  "Litigation and Governmental Investigations."

                        DEVELOPMENTS AFFECTING AAIPHARMA

DEVELOPMENTS AFFECTING OUR NEAR TERM LIQUIDITY

INVESTIGATION BY A SPECIAL COMMITTEE

         On February 27, 2004, we appointed a Special Committee of our Board of Directors, consisting of all of the non-employee members of our Board of Directors, to conduct an inquiry into unusual sales in our Brethine and Darvocet product lines during the second half of 2003. The Special Committee retained King & Spalding LLP, an independent law firm, to assist in its inquiry. King & Spalding, in turn, retained Deloitte & Touche USA LLP, an independent accounting firm, as forensic accountants to assist in the inquiry. On March 1, 2004, we announced the appointment of the Special Committee, withdrew our previously announced earnings guidance for the first quarter and full year of 2004, and stated that, depending on the results of the inquiry, we may be required to adjust our 2003 financial results which were previously announced in our February 5, 2004 press release and reported on Form 10-Q's for the periods ended March 31, 2003, June 30, 2003 and September 30, 2003. We also indicated that the Special Committee's inquiry could result in a delay in filing our Form 10-K for the fiscal year ended December 31, 2003.

         Although we are aware of certain matters as a result of our internal review which is ongoing simultaneously with the Special Committee's inquiry, we are not aware of all matters that may be discovered during the course of that inquiry or that may now be known by members of, or representatives assisting, the Special Committee. In addition, the scope of the Special Committee's inquiry has expanded and may continue to expand beyond unusual product sales to explore other aspects of our business and financial reports and periods prior to the second half of 2003. Significant time and resources of our company are being devoted to completing the inquiry and it is progressing expeditiously. However, we do not know when the review will be completed or when we will obtain information that will enable us to determine the extent of any adjustments to our 2003 financial information, or allow the completion of the audit of our 2003 financial statements and the filing of our 2003 Form 10-K. It is possible that the Special Committee will conclude its inquiry while the Consent Solicitation is outstanding or after the Consent Solicitation has been completed. In addition, the Special Committee may report findings and conclusions of which we are not now aware and which are not disclosed in this Consent Solicitation Statement. Such findings and conclusions could be material to your decision whether or not to provide a Consent to the Proposed Amendments and Waivers, and we are asking you to provide a Consent even though we and you may not know results of the Special Committee's inquiry until after the Consent Solicitation is completed.

DELAY IN FILING 2003 FORM 10-K

         On March 15, 2004, we filed a notification of late filing on Form 12b-25 with the SEC to extend from March 15, 2004 until March 30, 2004 the date on which we could timely file our 2003 Form 10-K. On March 30, 2004, we announced that we would not file our 2003 Form 10-K within the 15-day extension period provided under our previously filed Form 12b-25. The failure to timely file the Form 10-K may result in an event of default under the Indenture if the filing does not occur within 60 days after notice from the Trustee or Holders of at least 25% of the Notes. Such an event of default could permit the Trustee or the Holders of 25% of the Notes to declare the principal and accrued interest on the Notes to be due and payable immediately and to exercise any other remedies available under the Indenture, subject to any applicable subordination provisions therein.

DEFAULTS UNDER CREDIT AGREEMENT

         Under the Credit Agreement, we currently have $153.8 million in Term Loans outstanding and a $100 million revolving credit facility, under which no loans are outstanding and approximately $280,000 in letters of credit are issued. A number of defaults and events of default exist under the Credit Agreement, including the failure to meet certain financial covenants for the fiscal quarter ended March 31, 2004, the failure to deliver our 2003 Form 10-K by March 30, 2004, certain other reporting and delivery requirements, and cross-defaults related to existing defaults under the Indenture. The Administrative Agent orally advised us in March 2004 that due to certain defaults and a potential material adverse change to our business and prospects related to the matters subject to the Special Committee inquiry, we are not permitted to make any borrowings under the $100 million revolving credit facility portion of the Credit Agreement. On April 6, 2004, we also received written notice from the Administrative Agent that due to certain existing events of default under the Credit Agreement, (i) the senior lenders have no obligation to make any loans or extend any credit under the Credit Agreement and
(ii) the senior lenders have elected to impose a default rate of interest on our obligations payable under the Credit Agreement. The default rate generally equals a per annum rate 2% greater than the rate otherwise applicable under the Credit Agreement. In addition, the existence of any events of default under the Credit Agreement permit the senior lenders to accelerate the indebtedness thereunder.

PAYMENT BLOCKAGE NOTICE

         On March 31, 2004, the Administrative Agent also delivered to the Trustee and to us a payment blockage notice under Section 10.03(b) of the Indenture (the "Payment Blockage Notice") alleging events of default under the Credit Agreement related to our failure to comply with certain financial covenants for the fiscal quarter ending March 31, 2003, our failure to deliver an officer's certificate identifying certain royalty payments received during the fiscal quarter ended December 31, 2003 and certain cross-defaults tied to defaults under the Indenture. As a result of the receipt of the Payment Blockage Notice with respect to such events of default, Section 10.03 of the Indenture prohibits us from making any payment (other than in permitted junior securities) in respect of the Notes (including, without limitation, the April 2004 Interest Payment), until the earlier of (i) the date on which such events of default have been cured or waived or (ii) 179 days after receipt of such notice, unless the maturity of the debt outstanding under the Credit Agreement has been accelerated. An event of default under the Indenture would occur if we are in default for 30 days in the payment when due of any interest on the Notes, permitting acceleration of the Notes.

PROPOSED SALE OF M.V.I.

         On March 1, 2004, we announced the entry into a definitive agreement to sell our M.V.I. product business to Mayne Pharma, a subsidiary of Australia's Mayne Group Limited. Under the terms of the agreement, we will receive a $100 million cash closing payment from Mayne, as well as an additional $5 million contingent cash payment upon FDA approval of a Supplemental New Drug Application for a new M.V.I. product, subject to certain adjustments. We would also be entitled to receive future royalties on certain sales levels of this new product.

         At the closing of the transaction, we will be required to pay to AstraZeneca AB the M.V.I. Payment currently due in August 2004 (which payment would be discounted from $31.5 million to approximately $30.9 million if the transaction closes in April 2004), representing a deferred purchase price payment from the original acquisition of the M.V.I. product business from AstraZeneca in 2001.

         The M.V.I. Sale is subject to certain conditions, including early termination or expiration of the waiting period mandated by the Hart-Scott-Rodino Antitrust Improvements Act of 1986 (the early termination of which occurred on March 26, 2004), and the consent of certain third parties, including the lenders under our Credit Agreement, AstraZeneca and Enzon Pharmaceuticals, Inc.

         We can provide no assurance that the M.V.I. sale will be consummated, or whether any such consummation will be on the terms set forth in the existing definitive agreement.

         Our M.V.I. product business includes our M.V.I.-12, M.V.I. Pediatric and Aquasol A branded products, which are administered by intravenous or injected solution to provide nutrients to severely ill patients for whom oral nutrition is not feasible, and our Aquasol E product, a nutrient solution that is administered by oral solution. For 2003, net revenues of our M.V.I. product business were $35 million, with a gross margin of $16.1 million.

ACCELERATION OF ROYALTIES

         We have entered into an agreement to receive a prepayment of the Accelerated Royalties. The aggregate amount of the Accelerated Royalties is approximately $15.4 million and these royalties would otherwise be paid to us quarterly through the second quarter of 2005. Our agreement provides that the amount of the Accelerated Royalties payable to us shall be discounted at a per annum rate of 5% from the date originally due to the date paid. We anticipate that this discounting will reduce the amount of the Accelerated Royalties actually received to approximately $14.9 million, assuming the Accelerated Royalty transaction is completed in April 2004. Our agreement to receive a prepayment of the Accelerated Royalties is conditioned upon the occurrence of certain transactions described in this Consent Solicitation Statement. We will earn the Accelerated Royalties only if we satisfy our work exclusivity obligations under the significant development agreement, which extend through the second quarter of 2005. We can provide no assurance that we will receive the Accelerated Royalties on the terms set forth in the agreement or otherwise.

RETENTION OF FTI CONSULTING

         We have retained FTI Consulting, Inc., a leading provider of corporate finance, restructuring, forensic accounting, economic consulting and trial services, to help us address financial and liquidity concerns and help position us for a successful restructuring going forward. In addition, we appointed Gregory F. Rayburn, a Senior Managing Director with FTI Consulting, to the position of interim Chief Operating Officer, to manage negotiations with existing creditors, evaluate banking proposals, and oversee the development of our operating and financial projections.

RESTRUCTURED CREDIT FACILITY

         We are currently exploring the amendment, replacement or other refinancing of the credit facilities provided under the Credit Agreement with a Restructured Facility providing up to $135 million of senior credit facilities for a term greater than one year. We are currently negotiating with several financial institutions to provide such a Restructured Facility that we anticipate would:

         - amend, replace or refinance the existing Credit Agreement in a manner that permanently waives or eliminates all existing defaults and events of default thereunder;

         - permit the April 2004 Interest Payment to be paid substantially concurrently with the date on which the Proposed Amendments and Waivers, if required, become operative;

         - consent to the M.V.I. Sale, the Pain Product Acquisition and the payment of the M.V.I. Payment;

         - pay down a portion of the existing $158.3 million in term loans under the Credit Agreement with the net proceeds of the M.V.I. Sale and amend, replace or refinance the Credit Agreement to reduce the size of our senior credit facilities to $135 million or less; and

         - establish new financial and other covenants based on financial projections to be prepared by management of our Company.

         We anticipate that the Restructured Facility would be senior to the Notes, guaranteed by all of our existing and future direct and indirect domestic subsidiaries and would be secured on a senior basis by the existing collateral for the Credit Agreement, with such changes as are negotiated in connection with documenting the Restructured Facility. We also anticipate that the Restructured Facility would provide for certain mandatory and optional prepayment provisions to be negotiated, with optional prepayment potentially subject to prepayment penalties. We also expect the representations and warranties, covenants and events of default under the Restructured Facility to be similar to those under the Credit Agreement, with the financial covenants to be set based on our latest financial projections.

         The fees and interest rates for the Restructured Facility are currently being negotiated, but we expect the interest rates to exceed the interest rates under our existing Credit Agreement.

         We can provide no assurance that we will be able to amend, replace or refinance our Credit Agreement with a Restructured Facility, or whether any such amendment, replacement or refinancing would be on the terms described herein. The Restructured Facility could be on materially different terms, and we are requesting your Consent whether or not we consummate any Restructured Facility.

         If consummated on the terms described above, the Restructured Facility would eliminate the existing defaults and events of default under the Credit Agreement, provide a long-term financing solution to our liquidity needs and facilitate the M.V.I. Sale, the Pain Product Acquisition and the payment of the April 2004 Interest Payment. However, the current proposals for the Restructured Facility provide for higher aggregate interest rates and fees than under our existing Credit Agreement, and we do not currently have an underwritten commitment with respect thereto. We are requesting your Consent to the Proposed Amendments and Waivers whether we consummate the Restructured Facility on substantially the terms described herein or on terms materially different from those described herein.

OTHER DEVELOPMENTS

MATERIAL ADJUSTMENT TO REPORTED FINANCIAL INFORMATION

         On March 30, 2004, we announced that in the course of recent internal reviews, we have become aware of certain matters that will require a material adjustment to the 2003 financial information contained in our February 5, 2004 earnings release and in our quarterly report on Form 10-Q for the period ended September 30, 2003. On March 30, 2004, we also announced that material adjustments may be required to the 2003 financial statements included in our Form 10-Q reports filed for the periods ended March 31, 2003 and June 30, 2003. Accordingly, you should no longer rely on that financial information.

         We have determined that significant sales of these products were made to customers that did not participate in providing inventory information to IMS Health, the principal service we relied upon to gauge the amount of our products in the distribution channel, and we believe that the aggregate inventory of these products held by our customers after these sales was more than reasonably needed to satisfy near-term consumer demand. We generally provide our customers a right to return products purchased from us as those products near the end of their shelf life, a practice that we believe is customary in the pharmaceutical industry. Because of the level of inventories of these products in the distribution channel during the second half of 2003, and the customers' right to return the products based on product expiration, we have concluded that net revenues from these sales may have been overstated. The annual net revenues we reported in our February 5, 2004 press release included approximately $24.9 million from the sale of Brethine injectable products and $20.9 million from the sale of Darvocet N-100 products recognized upon our sale of these products to wholesalers during the second half of 2003. We have not yet determined the amount of net revenues from these sales that are appropriately recognized during these periods due to uncertainty with respect to return rights of customers who repackage the product. We believe that the level of inventory of these products in the distribution channel at the end of 2003 will depress sales of these products in 2004.

         In addition, we have become aware that certain wholesalers were given a right to return quantities of new products that we launched in 2003 to the extent that they had not sold the new products within a specified time. To the extent such a return right existed, revenue for sales of these products should be recognized when the products are sold by the wholesalers, rather than upon our sale of the products to the wholesalers. In the quarter ended September 30, 2003, we reported net revenues of $8.4 million for the sale of our new Darvocet A500 product to wholesalers, which we now believe was sold largely to wholesalers with a right to return the amount of products unsold after six months. Based on the timing of our sale of Darvocet A500 to the wholesalers, our sales of Darvocet A500 during that quarter would not likely have resulted in significant revenues attributed to that quarter. We have received payment for these sales. We have recently been notified by wholesalers claiming to hold approximately $5.0 million of unsold Darvocet A500 product purchased in the third quarter, requesting to return these products for credit against future invoices. Accordingly, the return of such products will reduce the cash we will receive on future sales of any products to these wholesalers. Additional wholesalers who have such return rights may also exercise these return rights.

         We are also now aware that similar rights of return were given in connection with our 2003 new product launches of our Calcitriol, Azasan 75 mg and 100 mg, and Darvon Compound 32 products, including over third quarter 2003 launch of Calcitriol outside the United States, which products were launched during the first three quarters of 2003. We have not yet determined the effect of the rights of return on revenues that we had reported with respect to sales of those products in these periods. Our internal review and the inquiry of the Special Committee may disclose additional issues that necessitate further material adjustments to our financial statements.

GOVERNMENTAL INVESTIGATIONS

         On April 2 and 6, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms and conditions of employment of certain of our senior management personnel, certain loans obtained by us, our Brethine and Darvocet products, our analysts conference calls on financial results, and internal and external investigations of pharmaceutical product sales activities. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the SEC. We intend to cooperate with the investigations. See "Litigation and Governmental Investigations - Governmental Investigations; Regulatory Developments." There may be other governmental investigations of which we are not yet aware.

SECURITIES LITIGATION

         Following declines in the trading price of our common stock following our February 5, 2004 press release with respect to our 2003 financial results and the March 1, 2004 press release by our board of directors announcing the establishment of the Special Committee, we and certain of our current and former officers were named as defendants in multiple purported class action stockholder lawsuits alleging violations of federal securities laws. These lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. These lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder with respect to statements made by these officers regarding our performance, sales growth and other matters, including levels of wholesaler inventory of our products. These lawsuits allege that the alleged violations pertaining to these claims took place during various time intervals between January 31, 2002 and March 1, 2004. See "Litigation and Governmental Investigations - Litigation - Federal Securities Litigation."

PENDING PAIN PRODUCT ACQUISITION

         We have entered into an agreement to acquire a pain management product, which we intend to market as a Darvocet line extension. We paid the seller $250,000 when we entered into this agreement, and upon FDA approval of the product we are obligated to make an additional payment of $13.75 million. In addition, we have a deferred payment of $1.0 million which will be due one year after FDA approval and will be obligated to pay royalties on the net revenues of the product for a five-year period. See "Risk Factors -- Risks Related to Our Business - Our new products and line extensions, including Darvocet A500 and the product that we have agreed to acquire in the Pain Product Acquisition, may not produce revenues sufficient to justify the cost of acquiring or developing these products or our related direct costs and selling expense."

MANAGEMENT CHANGES

         On February 12, 2004, we announced that David Hurley, our Chief Operating Officer, was leaving aaiPharma, effective immediately.

         On March 29, 2004, we announced that Dr. Frederick D. Sancilio, the founder of our company and our Executive Chairman and Chief Scientific Officer, would replace Dr. Philip S. Tabbiner as our Chief Executive Officer. Dr. Tabbiner also resigned from our board of directors to take a consulting position with aaiPharma for an extended period to facilitate this transition.

RATINGS DOWNGRADE

         On March 31, 2004, each of Moody's Investors Service and Standard & Poor's Ratings Services announced that it had lowered our corporate credit rating: Moody's to Caa2 from B2 and Standard & Poor's to CCC from B+. At the same time, Moody's lowered its rating of our senior subordinated notes to Ca from Caa1 and our senior unsecured issuer rating to Caa3 from B3. Standard & Poor's lowered its senior secured debt rating to CCC+ from BB-, and its subordinated debt rating to CC from B-. Standard & Poor's Ratings Services indicated that the ratings remain on CreditWatch, with negative implications, and will be lowered to D in the event that the interest payment due on April 1, 2004 is not paid within 30 days. Moody's stated that the ratings remain under review with direction uncertain.

NASDAQ DELISTING

         On March 30, 2004, we received notification from the Nasdaq Stock Market that, due to the delay in filing our 2003 Form 10-K, we are not in compliance with Nasdaq Marketplace Rule 4310(c)(14), and that our common stock would be subject to delisting at the opening of business on April 8, 2004, unless we request a hearing pursuant to Nasdaq rules. We have requested such a hearing, our request has been granted and a hearing has been scheduled. If we are unable to file our 2003 Form 10-K and otherwise comply with applicable Nasdaq listing requirements, our common stock would be subject to delisting.

STATUS OF FINANCIAL STATEMENTS

         We have not filed our 2003 annual report on Form 10-K and we have cautioned that the 2003 financial information contained in our quarterly report on Form 10-Q for the period ended September 30, 2003 will be materially adjusted. Financial information in our other Form 10-Qs filed in 2003 may be required to be materially adjusted. Accordingly, the information contained in these reports and other information based thereon should not be relied upon. Accordingly, we currently do not have recent historical financial statements that can be relied upon, nor do we have any available Management's Discussion and Analysis of Financial Condition and Results of Operations for 2003.

         We do not expect to be in a position to file our 2003 Form 10-K or any restated historical financial statements for interim 2003 periods with the SEC until the Special Committee completes its inquiry, determines the extent of material adjustments needed to be made to the previously filed financial information and our independent auditor, Ernst & Young LLP, completes its audit. We do not know when these processes will be completed. In addition, we may not be able to complete the preparation of our quarterly reports for 2004 until we have filed our 2003 annual report on Form 10-K.

         For more information regarding our financial statements, please see "Risk Factors -- Risks Related to the Consent Solicitation - Until the audit of our 2003 financial statements is completed, reliable information regarding our 2003 results of operations and financial condition will not be available."

                                  RISK FACTORS

         You should carefully consider the risks and uncertainties described below as well as all other information appearing elsewhere in this Consent Solicitation Statement before making a decision whether to participate in the Consent Solicitation. The risks and uncertainties described below are intended to highlight risks and uncertainties that are specific to us but are not the only risks and uncertainties that we face. Additional risks and uncertainties, including those generally affecting the industry in which we operate, risks and uncertainties that we currently deem immaterial or risks and uncertainties generally applicable to companies that have recently undertaken transactions such as the Consent Solicitation, may also impair our business, the value of your investment and our ability to pay interest on, and repay or refinance, the Notes.

         The information in this Consent Solicitation Statement includes forward-looking statements, which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including those described in this section and elsewhere in this Consent Solicitation Statement. See
"Forward-Looking Statements."

                    RISKS RELATED TO THE CONSENT SOLICITATION

BY PROVIDING YOUR CONSENT, YOU MAY ALLOW US TO ENGAGE IN TRANSACTIONS THAT COULD RESULT IN US HAVING FEWER ASSETS AVAILABLE TO SATISFY CLAIMS OF HOLDERS OF THE NOTES THAN WOULD BE AVAILABLE NOW, AND IF WE ARE NOT SUCCESSFUL IN DEVELOPING SOURCES OF LIQUIDITY TO FUND OUR LONGER TERM CASH NEEDS YOU MAY RECEIVE LESS FOR YOUR CLAIMS THAN MAY BE AVAILABLE OTHERWISE.

         We are seeking your Consent as part of a plan, described in this Consent Solicitation Statement, to provide us with liquidity needed to satisfy our projected short-term cash needs. We anticipate that our cash flow generated from operations will be negative during the first half of 2004, and our cash flow from operations could continue to be negative thereafter. Our proposed financing plan includes the sale of our M.V.I. product line, which we believe accounted for $16.1 million in gross margin in 2003. Of the anticipated $100 million of proceeds from that sale, between approximately $30.9 million and $31.5 million would be immediately applied to satisfy an unsecured purchase price obligation related to our purchase of that product line in 2001 and an additional $13.75 million could be used to satisfy our closing payment obligation with respect to the Pain Product Acquisition. Neither of these purchase obligations would be claims ranking senior to the claims of Holders with respect to the Notes in a bankruptcy proceeding. Similarly, we could use cash available to us under the Restructured Facility and other sources of liquidity to satisfy obligations, including funding operating losses, that would not be senior to the claims of Holders with respect to the Notes in a bankruptcy proceeding. Accordingly, the Consent of the Holders could allow us to effect transactions that could result in our having fewer assets available to satisfy claims of Holders, and if we are not subsequently successful in developing other sources of liquidity, including cash flow from operations, granting your Consent may cause you to receive less for your claims than may be available otherwise.

THE RESULTS OF THE SPECIAL COMMITTEE'S INQUIRY MAY NOT BE AVAILABLE BEFORE YOU DECIDE WHETHER TO PARTICIPATE IN THE CONSENT SOLICITATION. THE INQUIRY MAY ALSO IDENTIFY PROBLEMS BEYOND THE UNUSUAL SALES ACTIVITY AND OTHER MATTERS DISCUSSED IN THIS CONSENT SOLICITATION STATEMENT.

         The inquiry of the Special Committee into unusual sales in our product lines during 2003 is ongoing and may not be completed by the Expiration Date. Although we are aware of certain matters described in this Consent Solicitation Statement as a result of our internal review which is ongoing simultaneously with the Special Committee's inquiry, we are not aware of all matters that may be discovered during the course of that inquiry or that may be known to the Special Committee or the firms assisting the Special Committee. In addition, the Special Committee's inquiry has expanded beyond the unusual sales activity in 2003, may continue to expand to address other matters or prior periods and could identify problems with our financial reporting or business in addition to the matters discussed in this Consent Solicitation Statement. The Special Committee may not conclude its inquiry until after this Consent Solicitation has been completed and the Special Committee may report findings and conclusions of which we were not aware. Such findings and conclusions may have an adverse effect on our business, operations and financial condition. The results of the Special Committee's inquiry may be material to your decision regarding whether to participate in this Consent Solicitation, but such results are not available at this time and may not be available before the Expiration Date. We are asking for your consent whether or not the results of the Special Committee's inquiry have been reported.

UNTIL THE AUDIT OF OUR 2003 FINANCIAL STATEMENTS IS COMPLETED, RELIABLE INFORMATION REGARDING OUR 2003 RESULTS OF OPERATIONS AND FINANCIAL CONDITION WILL NOT BE AVAILABLE.

         You must evaluate whether to participate in the Consent Solicitation without the availability of accurate financial information regarding our results of operations and financial condition. Based on our recent internal reviews, we have become aware of certain matters described in this Consent Solicitation Statement that will require a material adjustment to the 2003 financial information contained in our February 5, 2004 earnings release and the 2003 financial statements included in our quarterly report on Form 10-Q for the period ended September 30, 2003. See "Developments Affecting aaiPharma - - Other Developments - - Material Adjustment to Reported Financial Information." In addition, material adjustments may be required to the 2003 financial information included in our other Form 10-Q reports filed in 2003. Until we complete our ongoing analysis and make any necessary modifications to our reported results, the Special Committee (with the assistance of its advisors) completes its inquiry, and our independent auditors complete their review, we will be unable to provide accurate and complete financial statements for current periods and prior periods in 2003 that would be included in our SEC reports. If these financial statements were currently available, they could be material to your decision whether to participate in the Consent Solicitation.

THE PROPOSED AMENDMENTS AND WAIVERS, IF APPROVED, WILL SUSPEND OUR OBLIGATION TO FURNISH PERIODIC AND OTHER REPORTS REQUIRED UNDER THE EXCHANGE ACT TO THE HOLDERS UNTIL THE REPORT DATE, PROVIDE US GREATER FLEXIBILITY IN REFINANCING OUR EXISTING INDEBTEDNESS, ALLOW US TO INCUR ADDITIONAL INDEBTEDNESS AND RESULT IN THE WAIVER BY HOLDERS OF ALL THEIR RIGHTS WITH RESPECT TO CERTAIN DEFAULTS UNDER THE INDENTURE.

         The Proposed Amendments would suspend our obligations to furnish periodic and other reports and information required under the Exchange Act to holders of Notes until the Report Date. In the event that lenders under the Restructured Facility extend the date on which periodic and other reports required under the Exchange Act must be submitted to such lenders, the date by which those reports must be furnished under the Indenture will be automatically extended. The lenders under the Restructured Facility could extend the date for delivery of those reports indefinitely, in which case Holders would not be entitled to receive any of those reports. Such reports would contain information that could be material to your decision to grant your Consent or to continue holding the Notes. The Proposed Amendments would also permit us to incur indebtedness under the Restructured Facility and incur all other Permitted Indebtedness, whether or not a default or event of default exists under the Notes or the Indenture. Therefore, new indebtedness could be incurred that is senior to the Notes while such Notes are in default, including a payment default. Further, if the Requisite Consents are received and the other Conditions are satisfied or, to the extent permissible, waived, Holders will waive all rights with respect to certain defaults and events of default under the Indenture, including any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of such defaults.

THE TERMS OF THE RESTRUCTURED FACILITY ARE NOT YET ESTABLISHED, AND MAY DIFFER FROM THE TERMS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT. WE ARE ASKING YOU TO PROVIDE US WITH YOUR CONSENT AND PERMIT US THE DISCRETION TO ESTABLISH A RESTRUCTURED FACILITY EVEN THOUGH THE TERMS OF THE RESTRUCTURED FACILITY MAY BE MATERIAL TO YOUR DECISION TO GRANT A CONSENT.

         The terms of the Restructured Facility are not yet established. We will have the discretion to implement a Restructured Facility on terms acceptable to us, subject to compliance with our debt documents, which may differ from the terms described in this Consent Solicitation Statement to the extent that the Restructured Facility complies with the terms of the Indenture. The terms of the Restructured Facility may be material to your decision whether to participate in this Consent Solicitation, but such terms are not available at this time.

     RISKS RELATING TO NOT CONSENTING TO THE PROPOSED AMENDMENTS AND WAIVERS

FAILURE TO OBTAIN THE REQUISITE CONSENTS OF THE HOLDERS TO THE PROPOSED AMENDMENTS AND WAIVERS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOWS AND LIQUIDITY AND COULD RESULT IN OUR FILING OF A VOLUNTARY PETITION FOR BANKRUPTCY.

         If we do not obtain the Requisite Consents of the Holders to the Proposed Amendments and Waivers, we may be unable to borrow under the Credit Agreement or a Restructured Facility and we may not have sufficient funds to fund our operations and meet our short-term cash needs, including payment of the April 2004 Interest Payment. If the April 2004 Interest Payment is not paid within 30 days after April 1, 2004, an event of default will exist under the Indenture and the holders of the Notes may accelerate the indebtedness owed pursuant to the Notes. Events of default also exist under the Credit Agreement, which enable our senior lenders to accelerate our senior indebtedness. We cannot provide any assurance that we will be able to obtain the Requisite Consents to the Proposed Amendments and Waivers. Failure to obtain such Requisite Consents could have a material adverse effect on our cash flows and liquidity and could result in our filing of a voluntary petition for bankruptcy.

IF WE DO NOT TIMELY RECEIVE THE REQUISITE CONSENTS, WE MAY BE UNABLE TO MAKE THE APRIL 2004 INTEREST PAYMENT TO YOU.

         On March 31, 2004, we received a notice from the Administrative Agent advising us that the senior lenders under the Credit Agreement had exercised their right to block us from making the April 2004 Interest Payment with respect to the Notes. We anticipate that lenders under the Restructured Facility would not permit us to make the April 2004 Interest Payment unless the Proposed Amendments and Waivers are approved by the Requisite Consents and become operative. If we do not timely receive the Requisite Consents, we may be unable to make the April 2004 Interest Payment to you.

IF A HOLDER DOES NOT CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS, AND THE PROPOSED AMENDMENTS ARE APPROVED, SUCH HOLDER SHALL NOT BE ENTITLED TO RECEIVE A CONSENT FEE, BUT SHALL NONETHELESS BE BOUND BY THE PROPOSED AMENDMENTS AND WAIVERS.

         If the Requisite Consents are received and the other Conditions are satisfied or, to the extent permissible, waived, all Holders of Notes, including Holders and their transferees who did not execute Consents to the Proposed Amendments and Waivers, will be bound by the Proposed Amendments and Waivers. However, Holders who do not deliver valid and timely Consents to the Proposed Amendments and Waivers shall not be entitled to a Consent Fee. Holders of record as of March 15, 2004 will be entitled to payment of the April 2004 Interest Payment regardless of whether they provide a valid Consent.

IF WE DEVELOP SOURCES OF LIQUIDITY OTHER THAN BY INCURRING INDEBTEDNESS, IF WE INCUR INDEBTEDNESS IN COMPLIANCE WITH THE INDENTURE OR IF WE CAN CURE EXISTING DEFAULTS UNDER THE INDENTURE, WE MAY TERMINATE THIS CONSENT SOLICITATION.

         Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) terminate the Consent Solicitation for any reason, or for no reason, (2) extend the Expiration Date,
(3) amend the terms of the Consent Solicitation or (4) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we develop sources of liquidity other than by incurring indebtedness, if we incur indebtedness in compliance with the Indenture or if we can cure existing defaults under the Indenture, we may terminate this Consent Solicitation.

                    RISKS RELATING TO OUR FINANCIAL CONDITION

FAILURE TO SUCCESSFULLY AMEND, RESTRUCTURE OR RENEGOTIATE OUR EXISTING SENIOR INDEBTEDNESS AND TO RECEIVE WAIVERS OR CURE EXISTING AND POTENTIAL DEFAULTS UNDER THE CREDIT AGREEMENT WOULD HAVE A MATERIAL ADVERSE EFFECT ON OUR CASH FLOWS AND LIQUIDITY AND COULD RESULT IN OUR FILING OF A VOLUNTARY PETITION FOR BANKRUPTCY.

         As a result of certain defaults and events of default existing under the Credit Agreement, our senior lenders have suspended additional borrowings by us under our revolving credit facility. Due to such events of default, our senior lenders have imposed a default rate of interest and could exercise their remedies under the Credit Agreement, including acceleration of our debt. We are currently negotiating the Restructured Facility to provide for a long-term senior credit facility with respect to which existing defaults and events of default under our Credit Agreement would be inapplicable. While the Restructured Facility would address our liquidity needs, it would also be subject to material conditions, including the receipt of adequate commitments for the facility, the closing of the M.V.I. Sale and, potentially, the receipt of the Requisite Consents. We cannot provide any assurance that we will be able to obtain the Restructured Facility. Failure to obtain the Restructured Facility would have a material adverse effect on our liquidity and could result in our filing of a voluntary petition for bankruptcy.

IF WE DO NOT SUCCESSFULLY COMPLETE THE M.V.I. SALE, WE WILL HAVE INCREASED NEAR-TERM FINANCIAL PRESSURES AND A MORE DIFFICULT LIQUIDITY POSITION AND MAY BE REQUIRED TO FILE A VOLUNTARY PETITION FOR BANKRUPTCY.

         The closing of the M.V.I. Sale is conditioned upon, among other things, receipt of consents from our senior lenders and from certain third parties. It is anticipated that the net proceeds of this sale would be used, among other things, to prepay the term lenders under our senior credit facility, to fund the remaining M.V.I. Payment and to fund the $13.75 million closing payment for the Pain Product Acquisition. If we do not successfully complete the M.V.I. Sale, we may be unable to meet these and other financial obligations. In addition, we anticipate that the lenders under the Restructured Facility will require the consummation of the M.V.I. Sale concurrently with the closing of such facility. Failure to consummate the M.V.I. Sale and the related impact on our ability to obtain the Restructured Facility would have a material adverse effect on our liquidity and could result in our filing of a voluntary petition for bankruptcy. You may not know whether we will complete the M.V.I. Sale by the Consent Date or the Expiration Date.

OUR REDUCED CORPORATE CREDIT RATES MAY IMPAIR OUR ABILITY TO REFINANCE OUR INDEBTEDNESS OR INCREASE THE EXPENSE OF REPLACEMENT INDEBTEDNESS.

         On March 31, 2004, Moody's and Standard & Poor's each announced reductions in our corporate credit ratings. These reductions of our credit ratings could adversely affect our ability to effect the Restructured Facility or any other debt financing or increase the cost of implementing and borrowing under the Restructured Facility or any other debt financing. We cannot assure you that we will be able to obtain the Restructured Facility on acceptable terms.

OUR SUBSTANTIAL INDEBTEDNESS MAY SEVERELY LIMIT CASH FLOW AVAILABLE FOR OUR OPERATIONS AND COULD IMPAIR OUR ABILITY TO SERVICE DEBT OR OBTAIN ADDITIONAL FINANCING IF NECESSARY.

         We are highly leveraged. We currently have $153.8 million in senior term loans outstanding and a senior revolving credit facility in the amount of $100 million, of which no Loans and letters of credit of approximately $280,000 are currently outstanding. In addition we have $175.0 million of our Notes outstanding. We hope to amend, refinance or replace our existing senior debt pursuant to the Restructured Facility to meet our short-term liquidity needs, subject to ongoing negotiations with our senior lenders and prospective lenders and this Consent Solicitation. We have granted the lenders under the Credit Agreement, and would anticipate granting the lenders under the Restructured Facility, a lien on substantially all of our current and future property, including our intellectual property.

         The substantial amount of payments on our outstanding debt and other payment obligations could, among other things:

         o     limit our ability to obtain additional financing,

         o limit our flexibility in planning for, or reacting to, changes in our business and the industry,

         o place us at a competitive disadvantage relative to our competitors with less debt,

         o render us more vulnerable to general adverse economic and industry conditions, and

         o require us to dedicate a substantial portion of our cash flow to service our debt.

         Our ability to make future payments on, and, if necessary, to refinance our debt, including the Notes, will depend on our ability to generate cash in the future, which may be influenced by general economic, business, financial, competitive, legislative, regulatory and other factors beyond our control. We cannot assure you that our business will generate sufficient cash flow from operations or that future borrowings will be available in an amount sufficient to enable us to repay our debt, including the Notes, on or before maturity. We may need to refinance all or a portion of our debt, including the Notes on or before maturity. We cannot assure you that we would be able to refinance any of our debt, including any credit facilities and the Notes on commercially reasonable terms or at all.

WE ARE SEEKING PREPAYMENT OF CERTAIN ROYALTIES TO PROVIDE ADDITIONAL LIQUIDITY AND WE MAY BE UNABLE TO SECURE THOSE PREPAYMENTS.

         We have entered into an agreement to receive prepayment of the Accelerated Royalties. The aggregate amount of the Accelerated Royalties is $15.4 million and these royalties would otherwise be paid to us quarterly through the second quarter of 2005. The agreement provides for the discounting of Accelerated Royalties, and if the agreement closes in April 2004, we expect to receive approximately $14.9 million in gross proceeds. The conditions to closing this agreement are not under our control and if those conditions are not satisfied, we may not receive these prepayments to fund our near-term liquidity needs.

OUR FAILURE TO TIMELY FILE OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003 COULD RESULT IN THE DELISTING OF OUR COMMON STOCK ON THE NASDAQ STOCK MARKET.

         We received notice on March 30, 2004 from the Nasdaq Stock Market that, due to the delay in filing of our Form 10-K for the fiscal year ended December 31, 2003, we are not in compliance with certain Nasdaq marketplace rules and that our common stock would be subject to delisting at the opening of business on April 8, 2004, unless we request a hearing pursuant to Nasdaq rules. We have requested such a hearing, our request has been granted and a hearing has been scheduled. If we are unable to file our 2003 Form 10-K promptly and otherwise fail to comply with applicable Nasdaq listing requirements, our stock would be delisted from the Nasdaq Stock Market. Thereafter, our common stock would not be eligible for trading on any national securities exchange or the OTC Bulletin Board until we file our 2003 Form 10-K and any other periodic or current reports required to be filed with the SEC. If our common stock is no longer traded through a market system, it may not be liquid and we may be unable to obtain future equity financing, or use our common stock as consideration for mergers or other business combinations.

WE HAVE AND IN THE NEAR TERM WILL CONTINUE TO INCUR SIGNIFICANT PROFESSIONAL FEES WHICH MAY MATERIALLY NEGATIVELY AFFECT OUR CASH FLOW.

         We have incurred, and in the near term will continue to incur, significant professional fees in connection with the Special Committee's inquiry, our negotiation with lenders, this Consent Solicitation and in connection with pending litigation and governmental investigations. Our professional fees on a number of the matters described in this Consent Solicitation Statement, including the securities litigation and governmental investigations, may extend for several years. These significant professional fees may materially negatively affect our cash flow.

       RISKS RELATING TO PENDING GOVERNMENTAL INVESTIGATIONS AND LAWSUITS

AN ADVERSE JUDGMENT IN THE SECURITIES LITIGATION IN WHICH WE AND CERTAIN CURRENT AND FORMER EXECUTIVE OFFICERS AND DIRECTORS ARE DEFENDANTS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

         aaiPharma and certain current and former executive officers and directors are defendants in multiple lawsuits initiated by stockholders in February and March 2004 in the United States District Court for the Eastern District of North Carolina. These lawsuits seek to be certified as class actions. The plaintiffs in these lawsuits have alleged in general terms that we violated Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder, claiming that the defendants issued a series of materially false and misleading statements. The plaintiffs seek an unspecified amount of compensatory damages.

         Due to the inherent uncertainties involved in litigation, we are unable to predict the outcome of this litigation and an adverse result could have a material adverse effect on our financial position, cash flows, results of operations and liquidity. Regardless of the outcome, these matters may have a disruptive effect upon the operations of our business and may divert the time and attention of our senior management from the daily operations of our business.

AN ADVERSE OUTCOME WITH RESPECT TO INVESTIGATIONS OF AAIPHARMA THAT MAY BE CONDUCTED BY THE SEC AND THE U.S. ATTORNEY'S OFFICE COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR RESULTS OF OPERATIONS AND LIQUIDITY.

         On April 2 and 6, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the terms and conditions of employment of certain of our senior management personnel, certain loans obtained by us, our Brethine and Darvocet products, our analysts conference calls on financial results, and internal and external investigations of pharmaceutical product sales activities. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the SEC.

         In addition, on August 7, 2003 we received a letter from the staff of the Enforcement Division of the SEC requesting voluntary production of certain documents and on January 14, 2004, we received a letter from the SEC's Division of Corporate Finance commenting on, asking questions about, and seeking additional disclosure with respect to certain of our periodic reports.

         We will continue to cooperate with the SEC and the U.S. Attorney's Office. However, we are unable to predict the outcome of any investigations or actions that these or other governmental agencies may undertake. If the SEC elects to pursue an enforcement action or the U.S. Attorney's Office decides to institute a civil or criminal action, the defense may be costly and require significant management resources. If we are unsuccessful in defending against any such action, we may face penalties or fines that could seriously harm our business, results of operations and financial condition. These matters may have a disruptive effect upon the operations of our business and may divert the time and attention of our senior management from the daily operations of our business. In addition, there may be additional governmental investigations pending of which we are not yet aware.

WE HAVE AN OBLIGATION TO INDEMNIFY OUR OFFICERS AND DIRECTORS, AND WE MAY NOT HAVE SUFFICIENT INSURANCE COVERAGE AVAILABLE FOR THIS PURPOSE. WE MAY BE FORCED TO PAY THESE INDEMNIFICATION COSTS DIRECTLY, AND WE MAY NOT BE ABLE TO MAINTAIN EXISTING LEVELS OF COVERAGE, WHICH COULD MAKE IT DIFFICULT TO ATTRACT OR RETAIN QUALIFIED DIRECTORS AND OFFICERS.

         Our bylaws require that we indemnify our directors and officers under specified circumstances. Although we have purchased liability insurance for our directors and officers to fund such obligations, if our insurance carrier should deny coverage, or if the indemnification costs exceed the insurance coverage, we would be forced to bear some or all of these indemnification costs directly, which could be substantial and may have an adverse effect on our business, financial condition, results of operations and cash flows. If the cost of this insurance continues to increase significantly, or if this insurance becomes unavailable, we may not be able to maintain or increase our levels of insurance coverage for our directors and officers, which could make it difficult to attract or retain qualified directors and officers.

AS A RESULT OF OUR ANNOUNCEMENT REGARDING UNUSUAL SALES OF CERTAIN PRODUCTS AND THE INITIATION OF AN INQUIRY BY THE SPECIAL COMMITTEE, AND THE INCREASED SCRUTINY OF FINANCIAL DISCLOSURE GENERALLY, INVESTOR CONFIDENCE AND THE CONFIDENCE OF OUR LENDERS IN US HAS SUFFERED AND COULD SUFFER FURTHER. THE RESULTS AND TIMING OF OUR INVESTIGATIONS AND ANY SUBSEQUENT ADJUSTMENTS TO OUR FINANCIAL STATEMENTS COULD HAVE SUCH EFFECT AND FURTHER MATERIALLY AND ADVERSELY AFFECT THE TRADING PRICE OF OUR SECURITIES AND OUR ABILITY TO ACCESS THE CAPITAL MARKETS AND INCREASE OUR LITIGATION RISKS.

         As a result of our announcement regarding unusual sales of certain products and the appointment of the Special Committee to investigate such sales, and the increased scrutiny of our financial disclosures generally, investor confidence and the confidence of our lenders in us has suffered and could suffer further. The U.S. Attorney's Office and the SEC are scrutinizing our financial reporting practices with respect to such unusual sales. The results and timing of our forensic audit and any material modifications to our 2003 financial results may further adversely affect confidence in us and further materially and adversely affect the trading price of our securities and our ability to access capital markets and increases our litigation risks. The institution of further litigation could also have a material adverse impact on us.

THE CIRCUMSTANCES SURROUNDING OUR SPECIAL COMMITTEE INVESTIGATION, PENDING LITIGATION AND GOVERNMENTAL INVESTIGATIONS AND ADJUSTMENTS TO OUR FINANCIAL STATEMENTS COULD MAKE IT DIFFICULT FOR US TO HIRE AND RETAIN KEY PERSONNEL.

         The ongoing investigation by our Special Committee, investigations by the SEC and/or the U.S. Attorney's Office and pending securities class action litigation, and recent announced changes to our management team, have created substantial uncertainty regarding our ability to focus on our business operations and remain competitive with other companies in our industry. Because of this uncertainty, we may have difficulty motivating and retaining key personnel or replacing key personnel who leave aaiPharma. In addition, due to the recent substantial declines in the price of our common stock, the exercise price of outstanding employee stock options substantially exceeds the trading price of our common stock. The loss in value of these stock options may affect our ability to retain our key employees, which could seriously harm our ability to generate revenue, manage day-to-day operations, and deliver our products and services.

                          RISKS RELATED TO OUR BUSINESS

OUR INTERNAL CONTROLS MAY BE INADEQUATE AND COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND ABILITY TO CARRY OUT OUR BUSINESS PLAN.

         In the course of our internal reviews, we have become aware of unusual, significant sales of our Brethine injectable and Darvocet N-100 products during the second half of 2003, and that certain wholesalers were given a right to return quantities of new products that we launched in 2003 to the extent that they had not sold the new products within a specified time. We have also become aware of opportunities for an individual or group of individuals to make unilateral decisions that could adversely affect our financial condition. Thus, we plan to undertake a thorough review of our internal control structure with the assistance of our independent auditors. If our internal controls are deemed to be inadequate, our independent auditors may be unable to complete the audit of our financial statements and we may be unable to accurately report our financial results for future periods. In addition, we may have to commit substantial resources, including time from our management team, to improve our internal controls which may negatively affect our ability to implement our business plan. Further, a control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our company have been detected. The design of any system of controls is based in part upon certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. A failure of our controls and procedures to detect error or fraud could seriously harm our business and results of operations.

WE MAY HAVE OVERPAID FOR OUR BRANDED PRODUCT LINES THAT MAY NOT PRODUCE SUFFICIENT CASH FLOW TO REPAY INDEBTEDNESS INCURRED IN CONNECTION WITH THE ACQUISITION OR TO PROVIDE AN ACCEPTABLE RATE OF RETURN ON OUR INVESTMENT.

         We have increased our net revenues through a series of acquisitions of branded products. The acquisition prices that we paid were based upon many factors, including our analysis of sales history, forecasted sales, competition, and our judgment with respect to marketing potential, brand strength and product improvement opportunities. The revenues we derive from any of these product lines may be lower than amounts we expected when we acquired these product lines. We funded our acquisitions of M.V.I., Brethine, Darvon, Darvocet, Oramorph SR, Roxanol, and Roxicodone by borrowings under the Credit Agreement, and predecessor senior credit facilities, and the net proceeds from our sale of the Notes. We may have overpaid for our branded product lines that may not produce sufficient cash flow to repay indebtedness incurred in connection with the acquisition or to provide an acceptable rate of return on our investment.

OUR BRANDED PRODUCTS ARE SUBJECT TO GENERIC COMPETITION AND INCREASED GENERIC SUBSTITUTION FOR OUR BRANDED PRODUCTS MAY RESULT IN A DECREASE IN OUR REVENUES.

         Our branded products are subject to generic competition. There is no proprietary protection for most of the branded pharmaceutical products that we sell, and as a result our branded pharmaceutical products are or may become subject to competition from generic substitutes. Thus, although certain branded products that we sell, such as injectable ampoule forms of Brethine, may not currently be subject to generic competition, we do not have proprietary protection to prevent competition from generic versions of these products. We understand from industry sources that introduction of a generic version of injectable Brethine may be imminent. Generic substitutes for our branded products, which may be precisely identical to our branded products, are sold by competitors at significantly lower prices. If consumers and physicians do not believe that our branded products have greater benefits than their generic equivalents, they may elect generic equivalents or other substitute products in lieu of our branded products, which may result in decreased revenues for our branded products. In addition, any further increase in the amount of generic and other competition against any one or more of our products could further lower prices and unit sales. In addition, pressures to reduce pharmaceutical costs, including from third-party payers such as health maintenance organizations, or HMOs, and health insurers, may result in physicians or pharmacies increasingly using generic substitutes. State and federal legislation, and decisions by state and federal government agencies with the power to determine or influence purchasing decisions on products sold to government agencies or through government funded programs, may be enacted or made that would adversely affect purchases of branded pharmaceutical products. Such legislation or government agency decisions may more broadly mandate substitution of generic products for prescriptions written for branded products, establish preferred or exclusionary product lists that favor generic products, or otherwise establish or influence product purchases. Competition from generic products or additional legislation or regulatory developments favoring generic products, creating preferred or exclusionary product lists, or establishing or influencing purchasing decisions could cause our sales of branded products to decrease and could have a material adverse effect on our business, financial condition and results of operations.

A SMALL NUMBER OF CUSTOMERS ACCOUNT FOR A LARGE PORTION OF OUR SALES AND THE LOSS OF ONE OF THEM, OR CHANGES IN THEIR PURCHASING PATTERNS OR INVENTORIES, COULD RESULT IN REDUCED SALES OR ADVERSELY IMPACT OUR FINANCIAL PERFORMANCE.

         We are heavily dependent on sales of our products to three large national wholesalers, McKesson Corporation, Cardinal Health Inc., and AmerisourceBergen Corporation, which then resell our products out of their inventories to pharmacies and other indirect customers for use in meeting ultimate prescription demand. Our results of operations, including, in particular, product sales revenue, may vary from quarter to quarter due to buying patterns and inventories of our wholesalers. In the event wholesalers with whom we do business determine to limit their purchases of our inventory, sales of our products could be materially adversely affected. For example, in advance of an anticipated price increase, many of our customers may order pharmaceutical products in larger than normal quantities. The ordering of excess quantities in any quarter could cause sales of some of our branded pharmaceutical products to be lower in subsequent quarters than they would have been otherwise. Based on our internal review, we believe that sales of our Brethine injectable and Darvocet N-100 products during the second half of 2003 will significantly reduce our sales of these products in 2004. The small number of wholesale drug distributors, consolidation in this industry or financial difficulties of these distributors could result in the combination or elimination of warehouses, which could temporarily increase returns of our products or, as a result of distributors reducing inventory levels, delay the purchase of our products.

WE ARE DEPENDENT ON THIRD PARTIES FOR THE MANUFACTURE OF OUR PRODUCTS AND FOR CRITICAL RAW MATERIALS.

         We are dependent on third parties for certain essential business functions, and problems with these third-party arrangements could materially adversely affect our ability to manufacture and sell products and our business, financial condition, and results of operations.

         We are dependent on third parties for the manufacture of most of our proprietary products. Our manufacturing dependence upon third parties may adversely affect our profit margins and our ability to deliver our products on a timely and competitive basis. If we are unable to retain or replace third-party manufacturers on commercially acceptable terms, we may not be able to distribute our products as planned. If we encounter delays or difficulties with contract manufacturers in producing or packaging our products, the distribution, marketing and subsequent sales of these products would be adversely affected, and we may have to seek alternative sources of supply, lose sales or abandon or divest a product line on unsatisfactory terms. We may be unable to enter into alternative supply arrangements at commercially acceptable rates on a timely basis, if at all. The manufacturers that we utilize may not be able to provide us with sufficient quantities of our products, and the products supplied to us may not meet our specifications. Moreover, failure of our contract manufacturers to follow good manufacturing practices as mandated by the FDA, could suspend or halt manufacturing at these sites. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are subject to FDA approval that we may or may not be able to obtain and that may be subject to a lengthy application process.

         After expiration of our existing third-party supply contracts, our manufacturing costs for those products supplied under these contracts could be higher and any transfer of manufacturing of these products, including any transfer to our own or new third-party manufacturing facilities, may cause us to incur significant manufacturing start-up costs. Our third-party supply contracts are scheduled to expire beginning over the next few years, and we may be unable to renew agreements with our current suppliers since in a number of cases our suppliers are companies from whom we acquired our branded products and the supply agreements were entered into in connection with the purchase of the branded product line. Additionally, any change of the manufacturing site of any of these products would require FDA approval of the new manufacturing facility. FDA approval, however, is not within our control, and we may not receive the necessary approval within our anticipated time schedule, if at all.

         We are also dependent on third parties for the supply of critical raw materials and packaging supplies. Sales of our products will be dependent on our ability to obtain FDA-approved supplies of raw materials, including active and inactive pharmaceutical ingredients, and packaging materials, at commercially acceptable prices and terms, in time to satisfy critical product development, testing, analytical and manufacturing activities, customer contracts, or our development plans. The FDA must approve the supply source of many ingredients for our products. The qualification of a new supply source could delay the manufacture of the drug involved. Arrangements with our foreign suppliers are subject to certain additional risks, including the availability of governmental clearances, export duties, political instability, currency fluctuations and restrictions on the transfer of funds. Any constraints on the supply of raw materials could materially and adversely affect our business, financial condition and results of operations.

WE ARE DEPENDENT ON THIRD PARTIES FOR CRITICAL SERVICES.

         We use, and are dependent on, a contract distribution program for warehousing of our branded products. We have contracted with a national pharmaceutical product distribution company to provide warehousing, product distribution, inventory tracking, customer service and financial administrative assistance related to our product distribution program. We are dependent on the capabilities of this third party to distribute our products effectively. We do not have extensive experience performing these functions ourselves and may suffer significant disruption if in the future we have to perform these functions or find alternative providers.

         We are dependent on a contract sales force supplied by another company with respect to co-promotion of our new Darvocet A500 pain product. This sales force is substantially larger than our internal sales force promoting sales of this product. Subsequent to the commercial launch of this new product in October 2003, issues have arisen with respect to the level of performance by this contract sales force. These issues are under discussion with the company managing the sales force, and we are evaluating our rights under our agreement with this company and assessing our alternatives if these issues are not resolved. We are dependent on the capabilities of this contract sales force supplier to market and promote our Darvocet A500 product effectively. If these performance issues cannot be resolved, future sales of this important product will be lower than expected, which could material adversely affect our business plans or results, financial condition and results of operations. In addition, under defined circumstances, our agreement may obligate us to continue to use this contract sales force at a cost of $1.2 million per month through September 2006 even though these performance issues may not be resolved.

OUR NEW PRODUCTS AND LINE EXTENSIONS, INCLUDING DARVOCET A500 AND THE PRODUCT THAT WE HAVE AGREED TO ACQUIRE IN THE PAIN PRODUCT ACQUISITION, MAY NOT PRODUCE REVENUES SUFFICIENT TO JUSTIFY THE COST OF ACQUIRING OR DEVELOPING THESE PRODUCTS OR OUR RELATED DIRECT COSTS AND SELLING EXPENSE.

         Our business plan for our Darvocet line extensions, including Darvocet A500 and the product that we have agreed to acquire in the Pain Product Acquisition, was based on the belief that these products would not be subject to immediate competition from generic products, although they would be subject to potential generic competition. In some jurisdictions, however, pharmacists may fill prescriptions written for Darvocet A500 and similar Darvocet line extension products with generic products that, though not recognized by the FDA as therapeutically equivalent to the Darvocet products, may be deemed by the pharmacist to be therapeutically equivalent to those products. It is our understanding that a pharmacist's profit margin on these generic products generally exceeds the pharmacist's profit margin on our branded Darvocet line extension products. These factors may result in lower revenues from these Darvocet line extensions than we had internally estimated. Our financial guidance for 2004 announced on February 5, 2004 and subsequently retracted was based in part on projected sales levels of Darvocet A500 that we now believe are substantially greater than are achievable. Our new products and line extensions may not produce revenues sufficient to justify our cost of acquiring or developing these products or our direct costs and selling expense.

IF WE CANNOT SELL OUR DARVOCET A500 PRODUCT IN AMOUNTS GREATER THAN OUR MINIMUM PURCHASE REQUIREMENTS UNDER OUR SUPPLY AGREEMENT, OUR RESULTS OF OPERATIONS AND CASH FLOWS MAY BE ADVERSELY AFFECTED.

         Our supply agreement for Darvocet A500 requires us to purchase certain minimum levels of this product over the initial three-year period of this agreement, subject to specified terms and conditions. If sales of our products do not significantly increase from current rates, we may incur losses in connection with the purchase commitments under the supply agreement. In the event we incur losses in connection with the purchase commitments under the supply agreements, there may be a material adverse effect upon our results of operations and cash flows.

BECAUSE WE HAVE A LIMITED NUMBER OF PRODUCT LINES, A MATERIAL ADVERSE CHANGE IN ANY ONE OF OUR PRODUCT LINES COULD MATERIALLY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND CASH FLOWS.

         Our success is largely dependent upon a limited number of key product lines, which means that any unfavorable developments with respect to any one product line could materially adversely affect us. Sales of our branded product lines, particularly Darvon, Darvocet, M.V.I. and Brethine, represent a significant portion of our total revenues. The pending divestiture of our M.V.I. business will correspondingly reduce the number of key product lines that we sell. Accordingly, any factor adversely affecting sales of any of these products could have a material adverse effect on our business, financial condition and results of operations. In addition, any perceived problems with these products, such as any problem with their safety or efficacy, could have a similar material adverse effect.

WE MAY INCUR SUBSTANTIAL EXPENSE TO DEVELOP PRODUCTS THAT WE NEVER SUCCESSFULLY COMMERCIALIZE.

         We incur substantial research and development expenses, and other expenses, attempting to develop new or improved products or product line extensions. The products or line extensions to which we devote operational and financial resources could be commercial failures. Successful commercialization of products and product line extensions requires accurate anticipation of market and customer acceptance of particular products, customers' needs, the sale of competitive products, and emerging technological trends, among other things. Additionally, for successful product development, we must complete many complex formulation and analytical testing requirements and obtain regulatory approvals from the FDA and other regulatory agencies. When developed, new or reformulated drugs may not exhibit desired characteristics or may not be accepted by the marketplace. Complications can also arise during production scale-up. Our products and line extensions may encounter unexpected, unresolvable patent conflicts, or may not have enforceable intellectual property rights. Delays or problems also may arise from internal conflicts for resource availability, personnel errors or equipment failures. If we incur significant expenses for a product or line extension that we do not successfully develop and commercialize, there could be a material adverse effect on our business, financial condition and results of operations.

INTRODUCTIONS BY US OF LINE EXTENSIONS OF OUR EXISTING PRODUCTS MAY REQUIRE THAT WE MAKE UNEXPECTED CHANGES IN OUR ESTIMATES FOR FUTURE PRODUCT RETURNS AND RESERVES FOR OBSOLETE INVENTORY WHICH WOULD ADVERSELY AFFECT OUR OPERATING RESULTS.

         Part of our business strategy includes the introduction of line extensions of our existing products to create marketing advantages and extend the life cycles of our product lines. From time to time, we may seek to introduce line extensions on an expedited basis, even though there are significant levels of inventories of product which may be rendered obsolete or otherwise adversely affected by the line extension. This may require us to increase our estimate for returns of product on hand at wholesalers, which are recorded as a reduction of our net revenues, and increase our reserve for our inventory which is recorded as a direct cost. Accordingly, the introduction of line extensions may adversely affect our operating results.

THERE IS A RISK THAT WE MAY INCUR CHARGES FOR INTANGIBLE ASSET IMPAIRMENT.

         When we acquire the rights to manufacture and sell a product, we record the aggregate purchase price, along with the value of the product related liabilities we assume, as intangible assets. We use the assistance of valuation experts to help us allocate the purchase price to the fair value of the various intangible assets we have acquired. Then, we must estimate the economic useful life of each of these intangible assets in order to amortize their cost as an expense in our statement of operations over the estimated economic useful life of the related asset. The factors that drive the actual economic useful life of a pharmaceutical product are inherently uncertain, and include physician loyalty and prescribing patterns, competition by products prescribed for similar indications, future introductions of competing products not yet FDA approved, the impact of promotional efforts and many other issues. We use all of these factors in initially estimating the economic useful lives of our products, and we also continuously monitor these factors for indications of appropriate revisions.

         In assessing the recoverability of our intangible assets, we must make assumptions regarding estimated undiscounted future cash flows and other factors. If the estimated undiscounted future cash flows do not exceed the carrying value of the intangible assets we must determine the fair value of the intangible assets. If the fair value of the intangible assets is less than its carrying value, an impairment loss will be recognized in an amount equal to the difference. If these estimates or their related assumptions change in the future, we may be required to record impairment changes for these assets. In addition, material adjustments to our forecasted revenues from the sales of any of our acquired product lines including Brethine and Darvocet, may require us to employ different assumptions with respect to our estimated cash flows. We review intangible assets for impairment at least annually and whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If we determine that an intangible asset is impaired, a non-cash impairment charge would be recognized.

         As circumstances after an acquisition can change, the value of intangible assets may not be realized by us. If we determine that impairment has occurred, we would be required to write-off the impaired portion of the unamortized intangible assets, which could have a material adverse effect on our results of operations in the period in which the write-off occurs. In addition, in the event of a sale of any of our assets, we cannot be certain that our recorded value of such intangible assets would be recovered.

WE MAY BE UNABLE TO SECURE OR ENFORCE ADEQUATE INTELLECTUAL PROPERTY RIGHTS TO PROTECT THE NEW PRODUCTS OR TECHNOLOGIES WE DEVELOP, AND OUR EXISTING INTELLECTUAL PROPERTY RIGHTS MAY NOT BE ADEQUATE TO PROTECT US OR PROVIDE US WITH A COMPETITIVE ADVANTAGE.

         Our ability to successfully commercialize new products or technologies is dependent upon our ability to secure and enforce strong intellectual property rights, generally patents, and we may be unable to do so. To obtain patent protection, we must be able to successfully persuade the U.S. Patent and Trademark Office and its foreign counterparts to issue patents on a timely basis and possibly in the face of third-party challenges. Even if we are granted a patent, our rights may later be challenged or circumvented by third parties. The issuance of a patent is not conclusive as to its validity or enforceability. In addition, we may receive notices from third parties regarding patent claims against us or our subsidiaries. Any such claims, with or without merit, could be time-consuming to defend, result in costly litigation, divert our management's attention and resources, and cause us to incur significant expenses or, in the event of adverse decisions, significant damages owed to the patent owner. In addition, any potential intellectual property litigation could require that we stop selling our products, obtain a license from the owner to sell or use the relevant intellectual property, which we may not be able to obtain on favorable terms, if at all, or modify our products to avoid using the relevant intellectual property. In the event of a successful claim of infringement against us, our business, financial condition and results of operations could be materially and adversely affected.

         Additionally, we also rely on trade secrets and other unprotected proprietary knowledge, which we generally seek to protect by confidentiality, non-disclosure and assignment of invention agreements with our employees, consultants, licensees and other companies. These agreements, however, may be breached or may not be enforceable, or we may not have adequate remedies for a breach by the other party. Additionally, our trade secrets may become known by our competitors. Parties to those agreements may claim rights to intellectual property arising out of their work. The disclosure or misappropriation of our intellectual property for any of these reasons could materially and adversely affect our business, financial condition or results of operations.

WE MAY BE UNABLE TO OBTAIN GOVERNMENT APPROVAL FOR OUR PRODUCTS OR COMPLY WITH GOVERNMENT REGULATIONS RELATING TO OUR BUSINESS.

         The commercialization of pharmaceutical products is subject to extensive federal, state and local regulation in the United States and similar foreign regulation. We do not know the extent to which we may be affected by legislative and other regulatory actions and developments concerning various aspects of our operations, our products and the health care field generally. We do not know what effect changes in governmental regulation and other actions or decisions by governmental agencies may have on our business in the future. Any changes could require changes to manufacturing methods or facilities, pharmaceutical importation, expanded or different labeling, new approvals, the recall, replacement or discontinuance of certain products, additional record keeping, price or purchase controls or limitations, and expanded documentation of the properties of certain products and scientific substantiation. Any regulatory changes could have a material adverse effect on our business, financial condition and results of operations or our competitive position. The manufacturing, processing, formulation, packaging, labeling, distribution, importation, pricing, reimbursement and advertising of our products, and disposal of waste products arising from these activities, are also subject to regulation by the U.S. Drug Enforcement Administration, the Federal Trade Commission, the U.S. Consumer Product Safety Commission, the U.S. Department of Agriculture, the Occupational Safety and Health Administration, the U.S. Environmental Protection Agency, the U.S. Customs Service and the Centers for Medicare and Medicaid Services, as well as state, local and foreign governments.

         We will be required to obtain approval from the FDA based upon pre-clinical testing, clinical trials showing safety and effectiveness, chemistry and manufacturing control data, and other data and information before marketing most drug products. The generation of the required data is regulated by the FDA and can be time-consuming and expensive, and the results might not justify approval. Our FDA product filings may not be approved in a timely manner, if at all, and we may be unable to meet other regulatory requirements for our products. Pharmaceutical products also must be distributed, sampled, advertised and promoted in accordance with FDA requirements. Even if we are successful in obtaining all required pre-marketing approvals, post-marketing requirements and any failure on our part to comply with other regulations could result in suspension or limitation of approvals or commercial activities pertaining to affected products. The FDA could also require reformulation of products during the post-marketing stage.

         All of our drugs must be manufactured in conformity with current Good Manufacturing Practice regulations, as interpreted and enforced by the FDA, and drug products subject to an FDA-approved application must be manufactured, processed, packaged, held and labeled in accordance with information contained in the application. Additionally, modifications, enhancements or changes in manufacturing sites of approved products are, in many circumstances, subject to FDA approval, which may be subject to a lengthy application process or which we may be unable to obtain. Our facilities, including the facilities used in our development services business, and those of our third-party manufacturers, are periodically subject to inspection by the FDA and other governmental agencies, and operations at these facilities could be interrupted or halted if such inspections are unsatisfactory.

         Failure to comply with FDA or other governmental regulations can result in fines, unanticipated compliance expenditures, recall or seizure of products, total or partial suspension of production or distribution, suspension of the FDA's review of our product applications, termination of ongoing research, disqualification of data for submission to regulatory authorities, enforcement actions, injunctions and criminal prosecution. Under certain circumstances, the FDA also has the authority to revoke previously granted drug approvals. Although we have instituted internal compliance programs, if compliance is deficient in any significant way, it could have a material adverse effect on us. Most of our suppliers are subject to similar regulations and periodic inspections.

         The federal health care program antikickback statute makes it illegal for anyone to knowingly and willfully make or receive "kickbacks" in return for any health care item or service reimbursed under any federally financed healthcare program. This statute applies to arrangements between pharmaceutical companies and the persons to whom they market, promote, sell and distribute their products. Federal false claims laws prohibit any person from knowingly making a false claim to the federal government for payment. Recently, several pharmaceutical companies have been prosecuted under these laws, even though they did not submit claims to government healthcare programs. The prosecutors alleged that they were inflating drug prices they report to pricing services, which are in turn used by the government to set Medicare and Medicaid reimbursement rates. Pharmaceutical companies also have been prosecuted under these laws for allegedly providing free products to customers with the expectation that the customers would bill federal programs for the products. Additionally, the majority of states have laws similar to the federal antikickback law and false claims laws. Sanctions under these federal and state laws include monetary penalties, exclusion from reimbursement for products under government programs, criminal fines and imprisonment. While we have internal policies and practices requiring compliance with the health care fraud and abuse laws and false claims laws, it is possible that some business practices could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.

         Additionally, our business involves the controlled storage, use and disposal of hazardous or highly potent materials. We are subject to numerous environmental laws and regulations in the jurisdictions in which we operate.

Although we believe that our safety procedures for handling and disposing of these hazardous materials comply in all material respects with the standards prescribed by law and regulation in each of our locations, the risk of accidental contamination or injury from hazardous materials cannot be completely eliminated. In the event of an accident, we could be held liable to governmental authorities or private parties for any damages that result, and the liability could exceed our resources. In addition, we could be held liable for costs associated with contamination of properties currently or formerly occupied by us, or at other parties' disposal sites where we dispose or have disposed of hazardous wastes, even though this contamination may have been caused by third parties or the disposal may have complied with the regulatory requirements then in place. Current or future environmental laws and regulations, or adverse changes in the way current laws and regulations are interpreted or enforced, may materially adversely affect our business, financial condition and results of operations.

         In connection with our activities outside the U.S., we are subject to foreign regulatory requirements governing the testing, approval, manufacture, labeling, marketing and sale of pharmaceutical products. These requirements vary from country to country. Even if FDA approval has been obtained for a product, approval by comparable regulatory authorities of foreign countries must be obtained prior to marketing the product in those countries. For example, some of our foreign operations are subject to regulations by the European Medicines Evaluations Agency and the U.K. Medicines Control Agency. The approval process may be more or less rigorous from country to country, and the time required for approval may be longer or shorter than that required in the U.S. Clinical studies conducted outside of any particular country may not be accepted by that country, and the approval of a pharmaceutical product in one country does not assure that the product will be approved in another country. In addition, regulatory agency approval of pricing is required in many countries and may be required for our marketing of any drug in those countries.

PRODUCT LIABILITY CLAIMS OR PRODUCT RECALLS COULD HARM OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

         We face an inherent business risk of exposure to product liability claims in the event that the use of our products or products that we manufacture for others is alleged to have resulted in adverse effects. Such risks will exist even with respect to those products that receive regulatory approval for commercial sale. While we will take what we believe are appropriate precautions, we may not be able to avoid significant product liability exposure. Although we maintain product liability insurance, this insurance may not be sufficient to cover all potential claims against us or involving our products or products manufactured for others. Also, adequate insurance coverage may not be available in the future at acceptable costs, if at all. When we acquire or develop new products, we cannot assure that additional liability insurance coverage for these new products will be available on acceptable terms, if at all. The assertion of this type of claim could have a material adverse affect on our business, financial condition and results of operations. Product recalls may be issued at our discretion or at the discretion of the FDA, other government agencies or others having regulatory authority for pharmaceutical product sales. Recalls could have a material adverse effect on our business, financial condition and results of operations.

WE ARE VULNERABLE TO PRESSURES FROM THIRD-PARTY PAYERS.

         Our commercial success in product sales will depend on patients being reimbursed by third-party health care payers, such as government and private health insurers and managed care organizations. Third-party payers are increasingly challenging the pricing of medical products and services. For example, third-party payers strenuously discourage use of branded products when generic substitutes are available, although they may prefer established branded products over more expensive newer products for the same indication. As a result, reimbursement may not be available to enable us to maintain price levels sufficient to realize an appropriate return on our investment in product acquisition and development. If adequate reimbursement levels are not provided, our business, financial condition and results of operations could be materially and adversely affected.

         The market for our products may also be limited by other actions of third-party payers. For example, many managed health care organizations are now limiting the pharmaceutical products that are on their lists of approved drugs. The resulting competition among pharmaceutical companies to place their products on these formulary lists has created a trend of downward pricing pressure in the industry. In addition, many managed care organizations are pursuing various ways to reduce pharmaceutical costs and are considering formulary contracts primarily with those pharmaceutical companies that can offer a broad line of products for a given class of therapy or disease, which we cannot do. Our products may not be included on the approved drug list of managed care organizations, and downward pricing pressures in the industry generally could materially and adversely impact our business, financial condition and results of operations.

NEW LEGISLATION OR REGULATORY PROPOSALS MAY ADVERSELY AFFECT OUR REVENUES.

         A number of legislative proposals aimed at reducing the costs of medical products and services have been enacted or proposed. For example, certain state governments have enacted legislation that seeks to reduce the price paid by the Medicaid program for prescription drugs. In Florida and Michigan, pharmaceutical companies that sell drugs reimbursed under state Medicaid programs are now required to offer rebates in addition to the existing rebates mandated by Federal law in order for their prescription drugs to be placed on the state's preferred list of drugs eligible for Medicaid reimbursement. A number of states are considering additional legislation and other measures that would, if enacted, further adversely affect revenues from the sale of branded drugs, for example, through limits on the purchase of branded drugs by state institutions and restrictions on reimbursement for branded drugs in programs subject to state jurisdiction.

         In addition, in the Medicare Prescription Drug, Improvement, and Modernization Act of 2003 (the "Medicare Modernization Act"), Congress directed the Secretary of Health and Human Services to create a system for the importation by pharmacists, wholesalers, and individuals of approved drugs into the United States from Canada, where drugs are typically sold at a lower price. In order for this provision to take effect, the Secretary of Health and Human Services must first certify that importation from Canada would not pose a health risk and would reduce the cost of drugs to American consumers. The Secretary recently convened a Task Force to assist in the preparation of a study on whether importation of prescription drugs from Canada would be safe and cost-effective. It is uncertain whether the Secretary will eventually make the certifications necessary in order for the importation provisions to become effective. If they do become effective, this initiative could decrease the price we receive for our products. For most of our branded products, we own only the U.S. distribution rights, while others own the rights to distribute these products outside the United States. Accordingly, sales of our products in the United States could be adversely affected by the importation of products that are available in Canada.

         Changes in the Medicare, Medicaid or similar governmental programs or the amounts paid by those programs for our services may adversely affect our earnings. These programs are highly regulated and subject to frequent and substantial changes and cost containment measures. In recent years, changes in these programs have limited and reduced reimbursement to providers. The Medicare Modernization Act creates a new, voluntary prescription drug benefit under Medicare, which we refer to as "Medicare Drug Benefit." Beginning in 2006, Medicare beneficiaries entitled to Part A or enrolled in Part B will be eligible for the Medicare Drug Benefit, which will be managed by private health insurers, pharmacy benefit managers, and other managed care organizations. Regulations implementing the Medicare Drug Benefit have not yet been published. Moreover, certain members of Congress have indicated that they will try to amend the legislation before the Medicare Drug Benefit goes into effect. We are unable at this time to predict or estimate the financial impact of this new legislation.

         Additionally, several large pharmaceutical companies have recently adopted discount plans for the elderly. Our business, financial condition and results of operations could be materially and adversely affected if recently established or future legislative or regulatory programs that are designed to reduce the costs of medical products and services are effective or require consumers to use generic substitutes or other alternatives for our branded products.

                       THE PROPOSED AMENDMENTS AND WAIVERS

         The summaries of provisions of the Proposed Amendments and Waivers to the Indenture set forth below are qualified in their entirety by reference to the full and complete terms contained in the Indenture and the Supplemental Indenture. Copies of the Indenture and the Supplemental Indenture are available from the Tabulation Agent upon request. Capitalized terms used in this section without definition shall have the meanings set forth in the Indenture.

         The Proposed Amendments and Waivers and the Supplemental Indenture will become effective upon the receipt of the Requisite Consents. In addition, in order for the Proposed Amendments and Waivers to become operative, the Conditions, including the making of the April 2004 Interest Payment, must be satisfied or, to the extent permissible, waived. The Proposed Amendments would make the modifications described below to:

         - the covenants contained in the Indenture relating to our financial reporting obligations, including the obligation to furnish annual and quarterly reports and the obligation to furnish written statements from our certified independent accountants to the Trustee, and

         - the restrictive covenant in the Indenture relating to our ability to incur Indebtedness.

         The proposed Waivers would waive certain past and prospective defaults and events of default under the Indenture, as more completely described below under " -- The Proposed Waivers."

         YOU ARE NOT BEING REQUESTED TO WAIVE ANY DEFAULT OR EVENT OF DEFAULT RESULTING FROM OUR FAILURE TO MAKE THE APRIL 2004 INTEREST PAYMENT AS AND WHEN DUE UNDER THE TERMS OF THE INDENTURE AND THE NOTES. WE ARE PRESENTLY UNABLE TO MAKE THE APRIL 2004 INTEREST PAYMENT BECAUSE OF THE PAYMENT BLOCKAGE NOTICE RECEIVED AS A RESULT OF EVENTS OF DEFAULT UNDER THE CREDIT AGREEMENT. WE ARE CURRENTLY SEEKING TO OBTAIN AN AMENDMENT, REPLACEMENT OR REFINANCING OF OUR CREDIT AGREEMENT THAT WILL PROVIDE FUNDS WITH WHICH WE WOULD MAKE THE APRIL 2004 INTEREST PAYMENT. SEE "SUMMARY -- RECENT EVENTS -- FINANCING PLAN TO ADDRESS SHORT-TERM LIQUIDITY NEEDS." IF THE REQUISITE CONSENTS ARE DELIVERED PRIOR TO THE EXPIRATION DATE (AND NOT REVOKED PRIOR TO THE CONSENT DATE) AND THE OTHER CONDITIONS ARE SATISFIED OR, TO THE EXTENT PERMISSIBLE, WAIVED BY US, THE PROPOSED AMENDMENTS AND WAIVERS WILL BECOME OPERATIVE, AND WE WILL BE PERMITTED TO MAKE THE APRIL 2004 INTEREST PAYMENT, WHICH WE MUST DO SUBSTANTIALLY CONCURRENTLY WITH THE DATE ON WHICH THE PROPOSED AMENDMENTS BECOME OPERATIVE. SEE "THE CONSENT SOLICITATION -- CONDITIONS TO THE CONSENT SOLICITATION."

         CONSENTS TO THE PROPOSED AMENDMENTS ARE DEEMED CONSENTS TO THE PROPOSED WAIVERS. THE PROPOSED AMENDMENTS AND WAIVERS CONSTITUTE A SINGLE PROPOSAL, AND A CONSENTING HOLDER MUST CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS AS AN ENTIRETY AND MAY NOT CONSENT SELECTIVELY WITH RESPECT TO CERTAIN OF THE PROPOSED AMENDMENTS OR PROPOSED WAIVERS.

         Regardless of whether the Proposed Amendments become operative, the Notes will continue to be outstanding in accordance with all other terms of the Notes and the Indenture. The changes sought to be effected by the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate or maturity date or redemption provisions of the Notes.

         The Proposed Amendments will be effected through a Supplemental Indenture to be executed by aaiPharma, certain subsidiaries of aaiPharma and the Trustee subsequent to obtaining the Requisite Consents. Quotes from the Supplemental Indenture in this Consent Solicitation Statement are substantially consistent with the Supplemental Indenture. Accordingly, pursuant to the Consent Solicitation, if the Requisite Consents are delivered prior to the Expiration Date (and not revoked prior to the Consent Date) and the other Conditions are satisfied or, to the extent permissible, waived by us, the Proposed Amendments and Waivers will become operative as described herein. Additionally, in order for the Proposed Amendments to become operative, we must make the April 2004 Interest Payment substantially concurrently with the date on which the Proposed Amendments become operative. Consents are not revocable after the Consent Date and the Proposed Amendments and Waivers, once operative, will bind all Holders and any transferees, including Holders that do not consent to the Proposed Amendments.

         Once the Proposed Amendments and Waivers become operative, we will have irrevocably agreed to pay the Consent Fee to all Holders who have delivered (and not validly revoked prior to the Consent Date) their

Consents prior to the Expiration Date in accordance with the procedures of the Consent Solicitation. Non-consenting Holders, however, will not be entitled to receive the Consent Fee. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the Record Date.

THE PROPOSED AMENDMENTS

         Reporting Requirements

         The Indenture requires us, so long as the Notes are outstanding, to furnish SEC Reports to the SEC and holders of the Notes, even if such reports are not otherwise required by law. We have not filed our quarterly and annual reports with the SEC for any periods ending after September 30, 2003, including our annual report on Form 10-K for the year ended December 31, 2003 and an accompanying report on the annual financial statements by our certified independent accountants. In addition, we have previously cautioned that the 2003 financial information included in our quarterly report on Form 10-Q for the three and nine months ended September 30, 2003 and contained in our February 5, 2004 press release will require material adjustments and that 2003 financial information contained in our other quarterly reports on Form 10-Q filed in 2003 may also require material adjustments. Accordingly, such previously filed reports should not be relied upon. As described herein, certain information that could determine the extent of any adjustments to our 2003 financial information is not available at this time and we cannot predict when this information will become available.

         The Proposed Amendments suspend our obligation under the Indenture to furnish SEC Reports to the SEC and holders of the Notes, including any amended quarterly reports for 2002 or 2003, until the date that such reports are required to be furnished to our lenders under the Credit Agreement. Thirty days after the filing of our 2003 Form 10-K, the original reporting requirements will resume.

         Section 4.03 of the Indenture relating to the reporting covenant will be amended to include the following new paragraph:

         "(c) Notwithstanding anything in the Indenture to the contrary, commencing March 15, 2004, the Company shall furnish all reports and other information required to be furnished under clause (a)(i) above, including any amended quarterly reports for 2002 or 2003, on or prior to the date that such reports are required to be furnished to the lenders under the Credit Agreement. Upon the thirtieth day after the filing of the Company's annual report on Form 10-K for the year ended December 31, 2003, the Company shall resume filing reports and information under clause (a) above on a timely basis."

         Delivery of a Written Statement by Our Certified Independent
Accountants

         The Indenture requires us, so long as the Notes are outstanding, to furnish to the holders of the Notes, together with the annual financial statements required to be delivered under " -- Reporting Requirements" above, a written statement of our certified independent accountants that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that we have violated any provisions of the covenants contained in the Indenture, or if such violation has occurred, specifying the nature and period of existence thereof. Our accountants have not furnished to us, and consequently we have not furnished to the holders of the Notes, such report for the years ended December 31, 2002 and 2003.

         The Proposed Amendments suspend our obligation to furnish to the holders of the Notes such written statements of our certified independent accountants for the years ended December 31, 2002 and 2003 until no later than five days after our annual report on Form 10-K for the year ended December 31, 2003 is filed under " -- Reporting Requirements" above.

         Section 4.04 of the Indenture relating to accountants' certificates will be amended to include the following sentence at the end of Section 4.04(b):

         "Notwithstanding anything in the Indenture to the contrary, commencing March 15, 2004, the Company shall furnish to the Holders such written statements for the years ended December 31, 2002 and 2003 no later than five days after the Company's annual report on Form 10-K for the year ended December 31, 2003 is filed with the SEC under Section 4.03(a) hereof."

         Amendment to Indebtedness Covenant

         The Proposed Amendments would also amend Section 4.09 of the Indenture to permit us to incur indebtedness consisting of Credit Facilities, including the indebtedness under the Restructured Facility as described above under "Recent Events -- Financing Plans to Address Short-Term Liquidity Needs," provided that the aggregate principal amount of such indebtedness outstanding at any time may not exceed $135 million less the aggregate amount of all Net Proceeds of Asset Sales (other than the M.V.I. Sale) applied by us to repay such indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 of the Indenture. The maximum of $135 million in aggregate principal amount outstanding at any time takes into account the expected application of proceeds from the M.V.I. Sale to repay certain term loan indebtedness under our Credit Agreement, which would occur concurrently with the closing of the Restructured Facility. Section 4.09 of the Indenture will also be amended to allow the incurrence of Permitted Debt notwithstanding that a default under the Indenture has occurred and is continuing or would be caused thereby.

         Section 4.09 of the Indenture will be amended as follows:

         - The second paragraph of Section 4.09 will be amended to delete the words "so long as no Default shall have occurred and be continuing or would be caused thereby."

         - Section 4.09(1) will be amended by deleting the paragraph in its entirety and replacing it with the following:

         "(1) the incurrence by the Company or any Guarantor of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability thereunder) not to exceed $135 million, less the aggregate amount of all Net Proceeds of Asset Sales (other than the sale of the M.V.I. and Aquasol product lines) applied by the Company or any of its Restricted Subsidiaries to repay such Indebtedness and to effect a corresponding commitment reduction thereunder pursuant to Section 4.10 hereof;"

         The remaining sections of the Indenture will remain unaffected by the Proposed Amendments. Copies of the Indenture and the Supplemental Indenture are available from the Tabulation Agent upon request.

THE PROPOSED WAIVERS

         The Consent Form provides for the Waiver of all past and prospective defaults and events of default under the Indenture arising or resulting from:

         - any failure to comply with Sections 4.03, 4.04 and 4.09 of the Indenture at any time prior to the Consent Date, and

         - any failure to comply with Sections 2.13 and 4.21 of the Indenture as described below.

         All such defaults and events of default are referred to herein as the "Waived Defaults." By executing a Consent Form, Holders waive any and all rights to cause the principal of, and accrued interest on, the Notes to be immediately due and payable as a result of any of the Waived Defaults.

         Payment of Defaulted Interest

         As discussed herein, we are presently unable to make the April 2004 Interest Payment because of a blockage imposed under the Indenture as a result of events of default under the Credit Agreement. We are currently seeking to obtain an amendment, replacement or other refinancing of our Credit Agreement that will provide funds with which we would make the April 2004 Interest Payment. See "Summary -- Recent Events -- Financing Plan to Address Short-Term Liquidity Needs." If the Requisite Consents are delivered and not revoked prior to the Consent Date and the other Conditions are satisfied or, to the extent permissible, waived by us, we will be permitted to make the April 2004 Interest Payment, which we must do substantially concurrently with the date on which the Proposed Amendments become operative.

         Section 2.13 of the Indenture specifies the procedures for making payments of defaulted interest on the Notes. That section provides that if we default in a payment of interest on the Notes, we must pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the persons who are holders of the Notes on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 of the Indenture. That section also provides that we must fix the special record date and payment date. However, the special record date must be at least 10 days before the payment date. Further, at least 15 days before the special record date, we (or the Trustee) must mail to the holders of the Notes a notice that states the special record date, the related payment date and the amount of such interest to be paid.

         The effect of these provisions is that we may not make the April 2004 Interest Payment until at least 25 days after we fix a special record date and payment date and mail notice to the holders of the Notes. As discussed herein, we intend to make the April 2004 Interest Payment if the Requisite Consents are delivered prior to the Expiration Date (and not revoked prior to the Consent
Date) and the other Conditions are satisfied or (to the extent permissible) waived, in order that the Proposed Amendments will become operative. We have fixed March 15, 2004 as the record date for purposes of determining the persons who are entitled to receive the April 2004 Interest Payment. We would not be able to make the April 2004 Interest Payment in this manner and in compliance with the Indenture unless we obtained a waiver from the Holders with respect to our failure to comply with the requirements of Section 2.13. By executing a Consent Form, Holders waive any defaults and events of default under the Indenture with respect to our failure to comply with such requirements.

         Waiver of Failure to Comply With Subsidiary Guarantee Requirement

         In July 2003, we created a subsidiary, Scarlet Holding Corporation, which in turn created two additional subsidiaries, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc., which subsidiaries were to be used to consummate our proposed merger with CIMA Labs, Inc. The merger agreement for such transaction was terminated without consummation of the merger and, following such termination, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc. were each merged into Scarlet Holding Corporation and, following such mergers, Scarlet Holding Corporation was merged into our company in March 2004. We failed to comply with the guarantee requirements set forth in Section 4.21 of the Indenture with respect to Scarlet Holding Corporation, Scarlet MergerCo, Inc. and Crimson MergerCo, Inc., which provide that any newly created domestic subsidiary must become a guarantor under the Indenture. By executing a Consent Form, Holders waive any defaults and events of default under the Indenture with respect to our failure to comply with such guarantee requirements.

         The Indenture provides that the Waived Defaults may be waived by Holders of not less than a majority in aggregate principal amount of the outstanding Notes, excluding any Notes owned by us or any of our affiliates. If the Requisite Consents are obtained, the Waived Defaults, if any, will cease to exist, and any past or prospective default or event of default under the Indenture as described above will be deemed to have been cured for all purposes of the Indenture.

                            THE CONSENT SOLICITATION

GENERAL

         We are seeking Consents to the Proposed Amendments and Waivers to the Indenture as described under "The Proposed Amendments and Waivers," which will permit the execution and delivery by the Company of the Supplemental Indenture to effect the Proposed Amendments. Approval of the Proposed Amendments and Waivers requires the consent of Holders of not less than a majority in outstanding principal amount of Notes, excluding any Notes owned by us or any of our affiliates. The Proposed Amendments and Waivers are being presented as one proposal. Consequently, the delivery of a Consent by a Holder is a delivery of a Consent to all Proposed Amendments and Waivers and a Consent purporting to consent to only some of the Proposed Amendments and Waivers will not be valid. See "The Proposed Amendments and Waivers."

         Regardless of the outcome of the Consent Solicitation, the Notes will continue to be outstanding and will continue to bear interest as provided in the Indenture. The changes included in the Proposed Amendments will not alter our obligation to pay the principal of or interest on the Notes or alter the stated interest rate, maturity date or redemption provisions of the Notes. HOWEVER, BECAUSE OF CERTAIN EVENTS OF DEFAULT THAT HAVE OCCURRED AND ARE CONTINUING UNDER OUR CREDIT AGREEMENT, WE ARE PROHIBITED BY THE TERMS OF THE INDENTURE FROM MAKING THE APRIL 2004 INTEREST PAYMENT. We are currently seeking to obtain an amendment, replacement or other refinancing of our Credit Agreement that would provide funds with which we would make the April 2004 Interest Payment. See "Summary -- Recent Events -- Financing Plan to Address Short-Term Liquidity Needs."

         The Proposed Amendments and Waivers will become effective upon the receipt of the Requisite Consents. In addition, the Proposed Amendments and Waivers will become operative with respect to the Notes only upon satisfaction, or waiver by us, if permissible, of the Conditions. See " -- Conditions to the Consent Solicitation" below. In the event that we receive the Requisite Consents and the Conditions are satisfied or, to the extent permissible, waived, we will make the April 2004 Interest Payment, which will include default interest. If, by May 1, 2004, we do not receive the Requisite Consents or the Conditions are not satisfied or, to the extent permissible, waived, our failure to make the April 2004 Interest Payment will become an event of default under the Indenture that will permit acceleration of the Notes and the exercise of other available remedies. See "Risk Factors -- Risks Relating to our Financial Condition - Failure to obtain the Requisite Consents of the Holders to the Proposed Amendments and Waivers would have a material adverse effect on our cash flows and liquidity and could result in our filing of a voluntary petition for bankruptcy."

         We will be deemed to have accepted the Consents with respect to the Notes if, as and when the Supplemental Indenture and the Proposed Amendments and Waivers become effective. We will execute the Supplemental Indenture when the Proposed Amendments and Waivers become effective. IF THE SUPPLEMENTAL INDENTURE IS EXECUTED AND THE PROPOSED AMENDMENTS BECOME OPERATIVE UPON SATISFACTION OR PERMITTED WAIVER OF THE CONDITIONS, THE HOLDERS OF NOTES THAT HAVE NOT CONSENTED FOR ANY REASON WILL BE BOUND THEREBY EVEN THOUGH THEY HAVE NOT CONSENTED TO SUCH PROPOSED AMENDMENTS. SEE " -- CERTAIN CONSIDERATIONS."

         If the Requisite Consents are received, and the other Conditions are satisfied or waived, if permissible, we will pay (directly or through an agent) to each Holder who consents by delivering a properly executed and completed Consent Form to the Tabulation Agent prior to the Expiration Date, and does not revoke such Consent prior to the Consent Date, the Consent Fee as promptly as practicable after the date on which the Proposed Amendments and Waivers become operative.

         Failure to deliver a Consent Form will have the same effect as if a Holder had voted "Against" the Proposed Amendments and Waivers. We will provide notice to Holders of the receipt of the Requisite Consents, the execution of a Supplemental Indenture, the satisfaction or waiver of the Conditions and the date on which the Proposed Amendments and Waivers become operative.

         The delivery of a Consent Form will not affect a Holder's right to sell or transfer the Notes. If a Holder delivers a Consent and subsequently transfers its Notes prior to the Expiration Date, any payment pursuant to the Consent Solicitation with respect to such Notes will be made pursuant to the instructions contained in the Consent to the Holder who executes and delivers the Consent, unless the Consent with respect to such Notes has been validly revoked at any time prior to the Consent Date.

         Beneficial owners of Notes who wish to provide a Consent and whose Notes are held, as of the Record Date, in the name of a broker, dealer, commercial bank, trust company or other nominee institution must contact such nominee promptly and instruct such nominee, as the Holder of such Notes, to execute and deliver promptly a Consent Form on behalf of the beneficial owner prior to the Expiration Date.

CONSENT FEE

         In the event that we receive the Requisite Consents and the Conditions described below are satisfied or waived prior to the Expiration Date, we will pay a Consent Fee to each Holder who delivers a valid Consent to the Proposed Amendments (that is not revoked prior to the Consent Date) prior to the Expiration Date. The Consent Fee will be a cash payment of $10 per $1,000 principal amount of Notes as to which such valid and unrevoked Consents are delivered. If a Consent Fee is paid, all Holders who have not delivered a Consent prior to the Expiration Date will not be entitled to receive any Consent Fee, but will be bound by the Proposed Amendments once operative. Payment of the Consent Fee will be made promptly after the Proposed Amendments and Waivers become operative.

         For a discussion of the material United States federal tax consequences that may result from the Consent Solicitation, see "Certain Federal Income Tax Consequences."

RECORD DATE

         The Record Date for the determination of Holders entitled to give Consents pursuant to the Consent Solicitation is 5:00 p.m., New York City time, on April 7, 2004. We reserve the right to establish from time to time any new date as the Record Date and, thereupon, any such new date will be deemed to be the "Record Date" for purposes of the Consent Solicitation.

CONDITIONS TO THE CONSENT SOLICITATION

         Our obligation to accept valid and unrevoked Consents in respect of the Notes and to pay the Consent Fee in respect of such Consents is conditioned upon receipt by the Tabulation Agent prior to the Expiration Date of the Requisite Consents, i.e., valid and unrevoked Consents from Holders representing not less than a majority in aggregate principal amount of outstanding Notes, excluding any Notes owned by us or any of our affiliates, and on satisfaction, or waiver by aaiPharma if permissible, of the following conditions:

         (1) receipt by us of an amendment, replacement or other refinancing of our Credit Agreement providing up to $135 million of senior credit facilities on terms acceptable to us,

         (2) waiver, cure or elimination of all defaults or events of default existing under the Credit Agreement on the date the Proposed Amendments and Waivers become operative,

         (3) substantially concurrently with the date on which the Proposed Amendments and Waivers become operative, the satisfaction of the Interest Requirement, and

         (4) the absence of any law or regulation which would, and the absence of any injunction or action or other proceeding (pending or threatened) which (in the case of any action or proceeding if adversely determined) would, make unlawful or invalid or enjoin the implementation of the Proposed Amendments and Waivers or the payment of the Consent Fee or that would question the legality or validity thereof (together with (1), (2) and (3) above, the "Conditions").

         If the Conditions specified above are not satisfied or (to the extent permitted) waived on or prior to the Expiration Date, or such later date as we may specify, we may, in our sole discretion and without giving any notice, allow the Consent Solicitation to lapse, or extend the solicitation period and continue soliciting Consents in the Consent Solicitation. Notwithstanding the foregoing, no Consent shall be valid for more than 90 days after the Record Date. Subject to applicable law, the Consent Solicitation may be abandoned or terminated for any reason at any time, in which case any Consents received will be voided and no Consent Fee will be paid to any Holders.

         The terms and conditions of the credit facilities described in clause
(1) above are within our sole discretion and this Condition may be waived by us. However, the waiver, cure or other elimination of the existing defaults and events of default under our Credit Agreement is a condition for your benefit as Holders and cannot be waived by us. Similarly, the satisfaction of the Interest Requirement is a condition for your benefit as Holders and cannot be waived by us. If we do not obtain a Restructured Credit Facility that effectively waives, cures or otherwise eliminates the existing defaults and events of default under our Credit Agreement, we will not be able to make the April 2004 Interest Payment, which will become an event of default under the Indenture that will permit acceleration of the Notes and the exercise of other available remedies. See "Risk Factors -- Risks Relating to our Financial Condition."

         The condition specified in clause (4) above is for the benefit of aaiPharma and may be waived or extended in our sole discretion.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

         The Expiration Date for the Consent Solicitation is 11:59 p.m., New York City time, on April 16, 2004, unless we, in our sole discretion, extend the period during which the Consent Solicitation is open, in which case the term "Expiration Date" means the latest date and time to which the Consent Solicitation is extended. In order to extend the Expiration Date, we will notify the Tabulation Agent in writing or orally of any extension prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date and will make a public announcement thereof as promptly as practicable thereafter. We may extend the Consent Solicitation on a daily basis or for such specified period of time as we determine in our sole discretion. Failure by any Holder or beneficial owner of the Notes to be so notified will not affect the extension of the Consent Solicitation.

         During any extension of the Consent Solicitation, all Consents validly delivered will remain effective unless validly revoked prior to the Consent Date. No Consents may be revoked after the Consent Date.

         Subject to applicable laws, we reserve the right, in our sole discretion and regardless of whether any of the Conditions have been satisfied, at any time prior to the Expiration Date, to (1) terminate the Consent Solicitation for any reason, or for no reason, (2) extend the Expiration Date,
(3) amend the terms of the Consent Solicitation or (4) modify the form or amount of the consideration to be paid pursuant to the Consent Solicitation. If we develop sources of liquidity other than by incurring indebtedness, if we incur indebtedness in compliance with the Indenture or if we can cure existing defaults under the Indenture, we may terminate this Consent Solicitation.

         If the Consent Solicitation is amended or modified in a manner that we determine to constitute a material change to the Holders, we will promptly disclose such amendment or modification in a manner we deem to be appropriate and may, if we deem it appropriate, extend the Consent Solicitation for a period we deem to be adequate to permit the Holders to deliver and/or revoke their Consents.

         In the event that the Consent Solicitation is withdrawn or otherwise not completed, the Consent Fee will not be paid or become payable.

CONSENT PROCEDURES

         This Consent Solicitation Statement and the Consent Form are being sent to all Holders. Only Holders (or their duly designated proxies, as described below) may execute and deliver a Consent Form. A beneficial owner of Notes who is not the Holder of such Notes (e.g., a beneficial owner whose Notes are recorded in the name of a nominee such as a brokerage firm) and who wants to consent to the Proposed Amendments and Waivers and receive the Consent Fee must either (1) arrange for the Holder to execute the Consent and deliver it to the Tabulation Agent on such beneficial owner's behalf or (2) obtain a proxy duly executed by the Holder authorizing the beneficial owner to execute and deliver to the Tabulation Agent the Consent with respect to the Notes on behalf of such Holder.

         We anticipate that DTC or its nominee will execute an omnibus proxy in favor of DTC Participants (i.e., brokers, banks and other financial institutions that participate through DTC or its nominee), beneficially holding such Notes, which will authorize each such DTC Participant to consent to the Proposed Amendments and Waivers with respect to the principal amount of Notes shown as beneficially owned by such DTC Participant on the books of DTC on the Record Date. For purposes of this Consent Solicitation, the term "Holder" shall be deemed to include

DTC Participants, and DTC has authorized participants to execute Consents as if they were Holders of record. If DTC or its nominee has authorized a proxy to execute a Consent, then the Consent must be executed by the DTC Participant. Any Notes not held by DTC or a DTC Participant must be executed in the name of the Holder.

         Any beneficial owner of Notes held of record on the Record Date by DTC or its nominee, through authority granted by DTC, may direct the DTC Participant through which such beneficial owner's Notes are held in DTC on the Record Date to execute, on such beneficial owner's behalf, or may obtain a proxy from such DTC Participant and execute directly as if such beneficial owner were a Holder, the Consent with respect to Notes beneficially owned by such beneficial owner on the date of execution.

HOW TO CONSENT

         All Consent Forms that are properly executed and delivered to the Tabulation Agent prior to the Expiration Date and not validly revoked will be given effect in accordance with the specifications therein.

         Holders who desire to act with respect to the Proposed Amendments should so indicate by marking the appropriate box and signing and dating the accompanying Consent Form included herewith and delivering it to the Tabulation Agent at the address set forth in the Consent Form, in accordance with the instructions contained herein and therein. If none of the boxes in the Consent Form are checked, but the Consent Form is otherwise completed and properly executed, the Holder will be deemed to have consented to the Proposed Amendments. Signatures must be guaranteed in accordance with instruction 5 of the Consent Form unless the Consent is given by or for the account of an Eligible Institution (as defined in the Consent Form).

         The Consent Form must be executed in exactly the same manner as the name of the Holder. An authorized DTC Participant must execute the Consent Form exactly as its name appears on DTC's position listing as of the Record Date. If the Notes are held of record by two or more joint Holders, all such Holders must sign the Consent Form. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other Holder acting in a fiduciary or representative capacity, such person should so indicate when signing and, unless waived by aaiPharma, must submit proper evidence satisfactory to aaiPharma of such person's authority to so act. If the Notes are registered in different names, separate Consent Forms must be executed covering each form of registration. If a Consent Form is executed by a person other than the Holder, then such person must have been authorized by proxy or in some other manner acceptable to aaiPharma to execute the Consent Form with respect to the applicable Notes on behalf of the Holder. Any beneficial owner of the Notes who is not a Holder of record of such Notes must arrange with the person who is the Holder of record or such Holder's assignee or nominee to execute and deliver a Consent Form on behalf of such beneficial owner.

         If a Consent relates to fewer than all the Notes held of record as of the Record Date by the Holder providing such Consent, such Holder must indicate on the Consent Form the aggregate dollar amount (in integral multiples of $1,000) of such Notes to which the Consent relates. Otherwise, the Consent will be deemed to relate to all such Notes. The Holder will receive the Consent Fee for only that portion of such Notes to which the Consent relates.

         A HOLDER MUST COMPLETE, SIGN AND DATE THE CONSENT FORM (OR PHOTOCOPY THEREOF) RELATING TO SUCH HOLDER'S NOTES AND DELIVER SUCH CONSENT FORM TO THE TABULATION AGENT BY MAIL, FIRST-CLASS POSTAGE PREPAID, HAND DELIVERY, OVERNIGHT COURIER OR FACSIMILE TRANSMISSION (WITH AN ORIGINAL TO BE DELIVERED SUBSEQUENTLY) AT THE ADDRESS OR FACSIMILE NUMBER OF THE TABULATION AGENT SET FORTH HEREIN AND ON THE BACK COVER PAGE HEREOF. DELIVERY OF CONSENT FORMS SHOULD BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT THE CONSENT FORM IS RECEIVED PRIOR TO THE EXPIRATION DATE (AND, IN THE CASE OF FACSIMILE TRANSMISSION, THAT THE ORIGINAL CONSENT FORM IS RECEIVED BY THE TABULATION AGENT PRIOR TO 11:59 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY FOLLOWING THE EXPIRATION DATE). UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO AAIPHARMA, THE TRUSTEE, THE TABULATION AGENT, THE SOLICITATION AGENT OR ANY OTHER PARTY AT ANY TIME. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA, THE SOLICITATION AGENT OR THE TRUSTEE.

         We reserve the right to accept Consent Forms delivered by any other reasonable means or in any form that reasonably evidences the giving of Consent.

         We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of Consents and revocations of Consents, and our determinations will be binding. We reserve the absolute right to reject any or all Consents and revocations that are not in proper form or the acceptance of which could, in the opinion of our counsel, be unlawful. We also reserve the right to waive any irregularities in connection with deliveries which we may require to be cured within such time as we determine. None of aaiPharma, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person shall have any duty to give notification of any such irregularities or waiver, nor shall any of them incur any liability for failure to give such notification. Deliveries of Consent Forms or notices of revocation will not be deemed to have been made until such irregularities have been cured or waived. Our interpretation of the terms and conditions of the Consent Solicitation (including this Consent Solicitation Statement and the accompanying Consent Form and the instructions hereto and thereto) will be final and binding on all parties.

REVOCATION OF CONSENTS

         Each properly completed and executed Consent Form will be counted, notwithstanding any transfer of the Notes to which such Consent relates, unless the procedure for revocation of Consents described below has been followed.

         Prior to the Consent Date, a Consent as to any Note may be revoked by the Holder granting such Consent, or any subsequent holder of such Note or portion of such Note evidencing the same debt as the consenting Holder's Note (in integral multiples of $1,000).

         A Holder desiring to revoke a Consent must, prior to the Consent Date, deliver to the Tabulation Agent at the address or facsimile number set forth herein and on the back cover of this Consent Solicitation Statement a written revocation of such Consent containing the name of such Holder, the serial number of the Notes to which such revocation relates (or in the case of a DTC Participant such account numbers), the principal amount of Notes to which such revocation relates and the signature of such Holder.

         A revocation must be executed in the name appearing on the corresponding Notes, or by the person(s) authorized to sign as evidenced by proxy or in any other written manner acceptable to aaiPharma. If a revocation is signed by a proxy, trustee, partner, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the revocation. A revocation of a Consent will be effective only as to the Notes listed on the revocation and only if such revocation complies with the provisions of this Consent Solicitation Statement. A beneficial owner of Notes who is not the Holder of such Notes must arrange with the Holder to execute and deliver either to the Tabulation Agent on such beneficial owner's behalf, or to such beneficial owner for forwarding to the Tabulation Agent by such beneficial owner, a revocation of any Consent already given with respect to such Notes.

         A Holder who has delivered a revocation at any time prior to the Consent Date may thereafter deliver a new Consent in accordance with procedures described in this Consent Solicitation Statement at any time prior to the Expiration Date.

         Prior to the Consent Date, we intend to consult with the Tabulation Agent and the Solicitation Agent to determine whether the Tabulation Agent has received any revocations of Consents. We reserve the right to contest the validity of any revocation, and we will determine all questions as to the validity (including time of receipt) of any revocation in our sole discretion, which determination will be conclusive and binding subject only to final review as may be prescribed by the Trustee concerning proof of execution and ownership. None of aaiPharma, the Trustee, the Tabulation Agent, the Solicitation Agent or any other person will be under any duty to give notification of any defects or irregularities with respect to any revocation nor shall any of them incur any liability for failure to give such notification.

SOLICITATION AGENT

         We have retained Banc of America Securities LLC as solicitation agent (the "Solicitation Agent") with respect to the Consent Solicitation. The Solicitation Agent will solicit Consents and will receive a customary fee for such services and reimbursement for reasonable out-of-pocket expenses, including the reasonable fees and expenses of its counsel, incurred in connection with such services. We have agreed to indemnify the Solicitation Agent against certain liabilities and expenses in connection with the Consent Solicitation.

         Banc of America Securities LLC and its affiliates have from time to time provided certain commercial banking, financial advisory and investment banking services to aaiPharma and its affiliates, including interest rate hedging arrangements and including acting as initial purchaser in connection with the issuance by aaiPharma of the Notes, for which they received customary fees. In the ordinary course of their businesses, Banc of America Securities LLC or its affiliates may at any time hold long or short positions, and may trade for their own accounts or the accounts of customers, in the debt or equity securities of aaiPharma, including any of the Notes.

         Bank of America, N.A., an affiliate of Banc of America Securities LLC, also acts as the authorized representative of the lenders under aaiPharma's senior bank credit agreement. As a result of defaults under our senior bank credit agreement, we received a blockage notice from Bank of America, N.A., in its capacity as the authorized representative under our senior bank credit agreement, which prohibits any payments or distributions on the Notes. On March 31, 2004, we engaged Banc of America Securities LLC to arrange an amendment or refinancing of our senior debt under our existing Credit Agreement for which it will receive customary fees. We also received a commitment of Bank of America, N.A. to provide a new $40 million revolving credit facility to replace our existing $100 million revolving credit facility under the Credit Agreement. In addition, Banc of America Securities LLC and its affiliates may from time to time engage in future transactions with aaiPharma and its affiliates and provide services to aaiPharma and its affiliates in the ordinary course of their respective businesses.

         Questions with respect to the terms of the Consent Solicitation should be directed to the Solicitation Agent in accordance with its contact information set forth herein and on the back cover of this Consent Solicitation Statement.

TABULATION AGENT

         We have retained Global Bondholder Services Corporation (the "Tabulation Agent") to act as information agent to provide information and services to Holders in connection with the Consent Solicitation and as tabulation agent to receive, tabulate and verify Consents. For such services, we have agreed to pay reasonable and customary fees and to reimburse the Tabulation Agent for its reasonable out-of-pocket expenses in connection with such services. We have agreed to indemnify the Tabulation Agent against certain liabilities and expenses in connection with the Consent Solicitation.

         Requests for assistance in completing and delivering the Consent Form or requests for additional copies of this Consent Solicitation Statement, the accompanying Consent Form and other related documents, including the Indenture, should be directed to the Tabulation Agent at its address and telephone number set forth herein and on the back cover page hereof. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation. THE EXECUTED CONSENT FORM AND ANY OTHER DOCUMENTS REQUIRED BY THE CONSENT FORM SHOULD BE SENT TO THE TABULATION AGENT AT THE ADDRESS SET FORTH IN THE CONSENT FORM, AND NOT TO AAIPHARMA, THE SOLICITATION AGENT OR THE TRUSTEE. HOWEVER, WE RESERVE THE RIGHT TO ACCEPT ANY CONSENT RECEIVED BY AAIPHARMA, THE SOLICITATION AGENT OR THE TRUSTEE. UNDER NO CIRCUMSTANCES SHOULD ANY PERSON TENDER OR DELIVER NOTES TO AAIPHARMA, THE SOLICITATION AGENT, THE TRUSTEE OR THE TABULATION AGENT.

FEES AND EXPENSES

         We will bear the costs of the Consent Solicitation. We will reimburse the Trustee for expenses that the Trustee incurs in connection with the Consent Solicitation. We will also reimburse banks, trust companies, securities dealers, nominees, custodians and fiduciaries for their reasonable expenses in forwarding this Consent Solicitation Statement, the accompanying Consent Form and other materials to beneficial owners of the Notes.

CERTAIN CONSIDERATIONS

         If the Requisite Consents are obtained and the other Conditions are satisfied or, if permissible, waived, the Proposed Amendments and Waivers will become operative, and all Holders will be bound by the Proposed Amendments and Waivers, whether or not they have provided Consents.

         HOLDERS ARE REQUESTED TO READ AND CAREFULLY CONSIDER THIS ENTIRE CONSENT SOLICITATION STATEMENT, INCLUDING THE MATTERS DESCRIBED IN THE CONSENT FORM. PLEASE REVIEW "RISK FACTORS" FOR A DISCUSSION OF SOME OF THE RISKS YOU SHOULD CONSIDER BEFORE YOU CONSENT TO THE PROPOSED AMENDMENTS AND WAIVERS.

                  CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain U.S. federal income tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee and is intended for general informational purposes only. This summary is based upon current U.S. federal income tax law, which is subject to change, possibly with retroactive effect, and to different interpretations. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular Holders in light of their individual circumstances or to certain types of Holders subject to special tax rules (e.g., financial institutions, insurance companies, partnerships or other pass-through entities for U.S. federal income tax purposes, broker-dealers and tax-exempt organizations) or to persons that hold the Notes as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes or U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ from those summarized below. In addition, this summary does not discuss any foreign, state or local tax considerations. This summary assumes that Holders have held and will hold their Notes as "capital assets" for U.S. federal income tax purposes (generally, property held for investment). Each Holder should consult its tax advisor regarding the U.S. federal, state, local and foreign income and other tax consequences of the adoption of the Proposed Amendments and payment of the Consent Fee.

         As used herein, the term "U.S. Holder" is a beneficial owner of the Notes that, for U.S. federal income tax purposes, is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or (iii) a trust or an estate the income of which is subject to U.S. federal income tax regardless of its source. A Non-U.S. Holder is a beneficial owner of the Notes that is neither a U.S. Holder nor a partnership for U.S. federal income tax purposes. If a partnership holds the Notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. Partners of partnerships holding the Notes are urged to consult their tax advisors.

         U.S. HOLDERS

         Although the matter is not free from doubt, we intend to take the position that the adoption of the Proposed Amendments and the receipt by U.S. Holders of the Consent Fee should not result in a deemed exchange of the Notes for U.S. federal income tax purposes. Based on such position, the adoption of the Proposed Amendments should have no U.S. federal income tax consequences to U.S. Holders except that a U.S. Holder should recognize ordinary income in the amount of Consent Fee received by such U.S. Holder at the time that the Consent Fee accrues or is received, in accordance with such U.S. Holder's regular method of accounting for U.S. federal income tax purposes. If, however, the adoption of the Proposed Amendments were treated as resulting in a deemed exchange of the Notes for U.S. federal income tax purposes, a U.S. Holder generally would recognize gain or loss in an amount equal to the difference between the U.S. Holder's adjusted tax basis in the Notes and the issue price of the "new" Notes deemed received in exchange therefor. For this purpose, the issue price of the "new" Notes would be the fair market value of the Notes on the date of the deemed exchange if the Notes are considered to be traded on an established securities market (within the meaning of the Treasury regulations), or otherwise would be the stated principal amount of the Notes.

         A U.S. Holder may be subject to backup withholding (currently at a rate of 28%) with respect to the payment of the Consent Fee unless the U.S. Holder
(i) is a corporation or comes within certain other exempt categories or (ii) provides a correct taxpayer identification number and otherwise complies with applicable requirements of the backup withholding rules. The amount of any backup withholding imposed on a payment to a U.S. Holder will be allowed as a credit against such U.S. Holder's U.S. federal income tax liability and may entitle such U.S. Holder to a refund, provided that the required information is timely furnished to the Internal Revenue Service (the "IRS").

         NON-U.S. HOLDERS

         We intend to deduct U.S. federal withholding tax at a 30% rate from the amount of any Consent Fee paid to a Non-U.S. Holder, unless (i) the Non-U.S. Holder is engaged in the conduct of a U.S. trade or business with which the Consent Fee is effectively connected and provides a properly executed IRS Form W-8ECI, or (ii) an applicable income tax treaty reduces or eliminates such withholding tax in respect of "other income" and the Non-U.S. Holder provides a properly executed IRS Form W-8BEN claiming the benefits of such treaty. Non-U.S. Holders are urged to consult their own tax advisors regarding the treatment of the Consent Fee under the U.S. federal income tax withholding rules, including eligibility for a withholding tax exemption or reduction under an applicable income tax treaty.




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


                   LITIGATION AND GOVERNMENTAL INVESTIGATIONS

LITIGATION

         We are party to lawsuits and administrative proceedings incidental to the normal course of our business. Our material legal proceedings are described below. We cannot predict the outcomes of these matters. As noted below, we believe that the liabilities discussed below related to such lawsuits or proceedings could have a material adverse effect on our consolidated financial condition, results of operations and cash flows. Prosecuting and defending these material legal proceedings, including responding to governmental inquiries, has resulted, and is expected to continue to result, in a significant diversion of management's attention and resources and an increase in professional fees.

         Federal Securities Litigation

         Following declines in the trading price of our common stock following our February 5, 2004 press release with respect to our 2003 financial results and the March 1, 2004 press release by our board of directors announcing the establishment of the Special Committee, we and certain of our current and former officers were named as defendants in multiple purported class action lawsuits alleging violations of federal securities laws. These lawsuits were filed beginning in February 2004 and are pending in the U.S. District Court for the Eastern District of North Carolina. These lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated thereunder with respect to statements made by these officers regarding our performance, sales growth and other matters, including levels of wholesaler inventory of our products. These lawsuits allege that the purported violations pertaining to these claims took place during various time intervals between January 31, 2002 and March 1, 2004.

         These federal securities lawsuits are at an early stage, and certain of the complaints not yet been served on us. These lawsuits have also not yet been consolidated into a single action. By, and subject to, the terms of our bylaws, we are obligated to indemnify the officers of our company who have been named as defendants in these lawsuits.

         An adverse determination in these securities lawsuits could have a material adverse effect on our consolidated financial condition, results of operations and cash flows. We intend to vigorously pursue all defenses available in these securities lawsuits.

         Patent Litigation

         We are a party to a number of legal actions with generic drug companies. We are involved in four lawsuits centered on our omeprazole-related patents, including one lawsuit brought by us against an alleged infringer of our patents and three lawsuits which were brought by third parties against us and are currently essentially inactive, as discussed below. Omeprazole is the active ingredient found in Prilosec, a drug sold by AstraZeneca.

         Two omeprazole-related cases have been filed against us by Dr. Reddy's Laboratories Ltd. and Dr. Reddy's Laboratories, Inc. in the United States District Court for the Southern District of New York in July 2001 and November 2001. The plaintiffs in these cases have challenged the validity of five patents that we have obtained relating to omeprazole and are seeking a declaratory judgment that their generic form of Prilosec does not infringe these patents. Additionally, they have alleged misappropriation of trade secrets, tortious interference, unfair competition and violations of the North Carolina Unfair Trade Practice Act. We have denied the substantive allegations made in these cases.

         Both of these cases against us are in early stages of litigation. However, while these plaintiffs have sought approval from the FDA to market a generic form of Prilosec, no such FDA approval has, as of April 7, 2004, been granted to them. In addition, these plaintiffs' omeprazole product has been found in separate litigation to infringe certain patents of AstraZeneca and the infringement findings have been upheld on appeal. These lawsuits are essentially inactive at this time. Only limited discovery has occurred in these lawsuits and no additional discovery is currently being sought. No date has been set for trial. In the event that these lawsuits again become active, we intend to vigorously defend the patents' validity and to determine whether or not Dr. Reddy's product infringes any of our relevant patents.

         The third case involving our omeprazole patents was brought against us in August 2001 by Andrx Pharmaceuticals, Inc. in the United States District Court for the Southern District of New York. Andrx has challenged the validity of three of our omeprazole patents and has also sought a declaratory judgment that its generic omeprazole product does not infringe these patents. Furthermore, Andrx claims violations of federal and state antitrust laws with respect to the licensing of these omeprazole patents and has sought injunctive relief and unspecified treble damages. We have denied the substantive allegations made by Andrx.

         This case is in an early stage of litigation. While Andrx has received FDA approval for its generic omeprazole product, to our knowledge, it is not currently marketing this drug in the U.S. following a judicial finding that Andrx's omeprazole product infringed certain AstraZeneca patents, which findings have been upheld on appeal. No date has been set for trial. No discovery is currently being sought. We have filed a motion to dismiss the litigation on various grounds and Andrx has objected to our motion. The lawsuit is essentially inactive at this time. As of April 8, 2004, the judge has not decided our motion to dismiss the litigation.

         The fourth case involving our omeprazole patents was brought in December 2002 by us against Kremers Urban Development Co., Schwarz Pharma Inc. and Schwarz Pharma AG (collectively, together with the other named defendants, "KUDCO") in the United States District Court for the Southern District of New York. KUDCO has a generic omeprazole product with final FDA marketing approval, was found not to infringe the AstraZeneca patents in the separate AstraZeneca patent litigation, and is currently selling its generic substitute for Prilosec in the U.S. marketplace.

         We initially brought the lawsuit under our U.S. Patent No. 6,268,385. Following the collection of additional information concerning KUDCO's commercially marketed product, we sought leave of the court to file an amended complaint, adding additional claims of infringement and contributory infringement under our U.S. Patent No. 6,326,384 and joining as defendants Schwarz Pharma Manufacturing Inc. and Schwarz Pharma USA Holdings Inc. These two patents include, among other claims, claims directed to compositions and methods wherein certain characteristics of solid state omeprazole are essentially the same in formulated drug product as in its active ingredient.

         In September 2003, the judge granted us leave to file the first amended complaint adding our second patent and the additional KUDCO affiliates to the lawsuit. Following initial discovery, we sought leave of the court to file a second amended complaint, adding Kremers Urban Inc., another KUDCO affiliate, to the lawsuit. On February 26, 2004, the judge granted us leave to file the second amended complaint, adding Kremers Urban Inc. to the lawsuit.

         KUDCO has filed its answer to our complaint, denying our claims, asserting various affirmative defenses to our claims, and asserting counterclaims of patent invalidity, product non-infringement and antitrust violations under federal and state antitrust laws. KUDCO is also contesting the personal jurisdiction of the court over all of the defendants in this lawsuit other than Kremers Urban Development Co., Kremers Urban Inc. and Schwarz Pharma Inc. Motions on the jurisdictional issues are pending before the court. We have denied the substantive allegations made by KUDCO in its counterclaims. Substantial discovery of both sides' documents and of defendants' product samples has occurred in the lawsuit.

         We have previously indicated to KUDCO a willingness to grant a license under our omeprazole patents for an appropriate royalty. In the absence of KUDCO taking a royalty-bearing license, we are seeking damages equal to a reasonable royalty on all infringing sales by the KUDCO defendants since commercial launch of their generic substitute for Prilosec on December 9, 2002 through the date of a judicial decision in the litigation, and a permanent injunction on subsequent sales thereafter (unless KUDCO takes a license), among other remedies, in the event that we ultimately prevail in the litigation. The KUDCO defendants have publicly confirmed sales of their generic omeprazole product from launch through the first nine months of 2003 of approximately $949 million. In the absence of a license, we intend to vigorously prosecute the case, defend our patent rights and defend against the foregoing defenses and counterclaims asserted by KUDCO. It is possible that the omeprazole-related patents subject to the foregoing four lawsuits will be found invalid, unenforceable or not infringed and, while currently stayed by the judge in the KUDCO litigation, it is possible that the defendants' antitrust counterclaims will ultimately be allowed to proceed and be litigated and, if adversely found, a material adverse effect on our consolidated financial statements, results of operations or cash flow could result.

         In cases where we have initiated an action, we intend to prosecute our claims to the full extent of our rights under the law. In cases where we are named defendants, we intend to vigorously pursue all defenses available.

GOVERNMENTAL INVESTIGATIONS; REGULATORY DEVELOPMENTS

         On April 2 and 6, 2004, we received subpoenas for document production and potential testimony issued by a grand jury of the United States District Court for the Western District of North Carolina related primarily to 2002 and 2003 financial information, the compensation and terms and conditions of employment of certain of our senior management personnel, certain loans obtained by us or granted by us to our officers and directors, our Brethine and Darvocet products, our relationship with Artisan Pharmaceuticals, our analysts conference calls on financial results, and internal and external investigations of pharmaceutical product sales activities. We have also been advised by the Office of the United States Attorney for the Western District of North Carolina that we may receive a subpoena from the Securities and Exchange Commission generally relating to the 2003 unusual product sales activity. We intend to cooperate with the investigations.

         On August 7, 2003, we received a letter from the staff of the Enforcement Division of the Securities and Exchange Commission requesting voluntary production of documents. In the letter, the SEC staff requested that we provide information with respect to revenue recognition policies for our branded pharmaceutical products, the identity of, and agreements with, distributors of our Brethine and Darvocet-N pharmaceutical products, sales and accounts receivable information with respect to these branded products, inventory levels of these pharmaceutical products maintained by us and by our wholesalers, and other related information. We voluntarily provided documents and information in response to this request on August 21, 2003.

         On January 14, 2004, we received a letter from the staff of the SEC's Division of Corporate Finance, commenting and asking questions on, and seeking additional disclosures with respect to, our Annual Report on Form 10-K for the year ended December 31, 2002 and Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2003. The SEC comment letter addressed the following topics: our revenue recognition policies and the timing of revenue recognition, how we monitor inventory in the distribution channel, our method of estimating product sales returns, sales allowances and discounts and changes in those estimates, the extent to which changes in revenues result from changes in volume or prices or the introduction of new products, our analysis supporting the indefinite lives of certain intangible assets, the treatment of the acquisition of acquired product lines as business combinations and other matters. We responded to this comment letter on February 16 and 17, 2004. Early on the morning of March 1, 2004, we orally notified the staff of the Division of Corporation Finance of the press release issued by our board of directors that day and that information included in our responses may need to be revised in light of matters to be examined by the Special Committee. We intend to further respond to the comment letter once the Special Committee's inquiry is concluded and the results of the inquiry are made available to our management.

         Federal and state health care fraud and abuse laws have been applied to restrict certain marketing practices in the pharmaceutical industry in recent years. These laws include antikickback statutes and false claims statutes. The federal health care program antikickback statute makes it illegal for anyone to knowingly and willfully make or receive "kickbacks" in return for any health care item or service reimbursed under any federally financed healthcare program. This statute applies to arrangements between pharmaceutical companies and the persons to whom they market, promote, sell and distribute their products. In 2003, the Office of the Inspector General of the Department of Health and Human Services issued a "Compliance Program Guidance for Pharmaceutical Manufacturers" describing pharmaceutical companies' activities that may violate the statute. There are a number of exemptions and safe harbors protecting certain common marketing activities from prosecution. These include exemptions or safe harbors for product discounts, payments to employees, personal services contracts, warranties, and administrative fees paid to group purchasing organizations. These exemptions and safe harbors, however, are drawn narrowly.

         Federal false claims laws prohibit any person from knowingly making a false claim to the federal government for payment. Recently, several pharmaceutical companies have been investigated or prosecuted under these laws, even though they did not submit claims to government healthcare programs. The prosecutors alleged that they were inflating drug prices they report to pricing services, which are in turn used by the government to set Medicare and Medicaid reimbursement rates. Pharmaceutical companies also have been prosecuted under these laws for allegedly providing free products to customers with the expectation that the customers would seek reimbursement under federal programs for the products.

         Additionally, the majority of states have laws similar to the federal antikickback law and false claims laws. Sanctions under these federal and state laws include monetary penalties, exclusion from reimbursement for products under government programs, criminal fines and imprisonment.

         On January 2, 2004, we received separate letters from the Kentucky Office of Attorney General and the Florida Office of Attorney General advising that each was currently investigating allegations regarding our pricing practices related to our average manufacturer price and best price calculations that are used by the government to set Medicaid reimbursement rates. Neither letter requested that we provide any information, and each letter merely requested that we retain all documents with respect to these calculations pursuant to a newly adopted federal regulation that would have permitted the destruction of these documents three years after the applicable prices were reported, except to the extent we were aware of an ongoing investigation. It is our understanding that many other pharmaceutical companies received similar letters at that time from attorneys general in a number of states and that such letters may have been in response to the new federal regulation that would have otherwise allowed the destruction of documents reflecting these pricing calculations. A number of attorneys general, including the Florida and Kentucky attorneys general, petitioned the U.S. Secretary of Health and Human Services to withdraw the new regulation. We are not aware of any further developments in these investigations.

         We have internal policies and practices requiring and detailing compliance with the health care fraud and abuse laws and false claims laws. Because of the breadth of these laws and the narrowness of the safe harbors, however, it is possible that some of our business practices could be subject to challenge under one or more of these laws, which could have a material adverse effect on our business, financial condition and results of operations.

                                                                       EXHIBIT A

                                     Form of

                                  CONSENT FORM

SOLICITATION OF CONSENTS RELATING TO THE 11% SENIOR SUBORDINATED NOTES DUE 2010

                                       OF

                                 AAIPHARMA INC.

              FOR A CONSENT FEE OF $10 PER $1,000 PRINCIPAL AMOUNT



                  The Tabulation Agent for the Solicitation is:


                     GLOBAL BONDHOLDER SERVICES CORPORATION


 By Hand, Mail or              For Information:                By Facsimile
Overnight Courier:      Banks and Brokers Call Collect:        Transmission:

   65 Broadway                  (212) 430-3774                 (212) 430-3775
    Suite 704
New York, NY 10006         All Others Call Toll-Free:      Confirm by Telephone:

                                (866) 470-3700                 (212) 430-3774


  THE CONSENT SOLICITATION EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON APRIL 16, 2004, UNLESS EXTENDED BY US (THE "EXPIRATION DATE"). CONSENTS MAY BE REVOKED AT ANY TIME PRIOR TO THE DATE AND TIME AT WHICH THE PROPOSED AMENDMENTS AND SUPPLEMENTAL INDENTURE BECOME EFFECTIVE IN ACCORDANCE WITH THE TERMS OF THE INDENTURE AND THE CONSENT SOLICITATION STATEMENT (THE "CONSENT DATE").

         If certain conditions are satisfied or, to the extent permissible, waived, including receipt of valid and unrevoked Consents from Holders (as defined) of a majority in outstanding principal amount of the Notes, excluding any Notes owned by the Company or any of its affiliates ("Requisite Consents") by the Expiration Date, the Company will pay to each holder of record of Notes as of 5:00 p.m., New York City time, on April 7, 2004 (such time and date, the "Record Date"), who has validly delivered (and has not revoked) a valid Consent, $10 for each $1,000 principal amount of such Notes (the "Consent Fee"). If the Requisite Consents are received, the Consents will bind all holders of the Notes, including those that did not give their Consent. As of the Record Date, $175,000,000 in aggregate principal amount of Notes was outstanding.

         Holders should deliver Consents only to the above-named Tabulation Agent. Holders should not tender or deliver Notes to the Company, the Trustee, the Tabulation Agent or the Solicitation Agent at any time.

         Only Holders as of the Record Date may execute Consents. The Depository Trust Company ("DTC") will authorize participants set forth in the position listing of DTC as of the Record Date (each, a "DTC Participant") to execute Consents as if they were Holders as of the Record Date of the Notes then held of record for such DTC Participants in the name of DTC or in the name of its nominee. Accordingly, for purposes of the Consent Solicitation, the term "Holder" of any Notes held by DTC as of the Record Date for a DTC Participant shall be deemed to include such DTC Participant. Delivery of this Consent Form to DTC does not constitute delivery to the Tabulation Agent.

      List below the certificate number(s) and aggregate principal amount of Notes for which this Consent is given. If the space provided is inadequate, list all such information on a separately executed schedule and affix the schedule to this Consent Form. No alternative, conditional or contingent Consents will be accepted.


                                                Description of Notes

    Name(s) and Address(es) of
  Registered Holder(s) or Name of
 DTC Participant and Participant's                                 Aggregate Principal     Principal Amount as to
 DTC Account Number in which Notes                                   Amount of Notes        which Consents are
             are Held                Certificate Number(s)*           Represented                   Given**
------------------------------------ -------------------------- --------------------------- --------------------------

                                                                $                           $

------------------------------------ -------------------------- --------------------------- --------------------------

------------------------------------ -------------------------- --------------------------- --------------------------

------------------------------------ -------------------------- --------------------------- --------------------------

------------------------------------ -------------------------- --------------------------- --------------------------
  Total Principal Amount of Notes                               $                           $

----------
*        Need not be completed by Holders whose Notes are held of record by DTC or its nominee.

** Unless otherwise specified in the column labeled "Principal Amount as to which Consents are Given," the registered Holder will be deemed to have delivered a Consent in respect of the entire aggregate amount represented by the Notes indicated in the column labeled "Aggregate
         Principal Amount of Notes Represented."



         The names and addresses of the registered Holders should be printed, if not already printed above, exactly as they appear on the certificates representing the Notes identified above.

         THE UNDERSIGNED AUTHORIZES THE TABULATION AGENT TO DELIVER THIS CONSENT TO THE COMPANY AND THE TRUSTEE AS EVIDENCE OF THE UNDERSIGNED'S CONSENT TO MAKE CERTAIN MODIFICATIONS TO THE RESTRICTIVE COVENANTS CONTAINED IN THE INDENTURE GOVERNING THE NOTES RELATING TO THE COMPANY'S FINANCIAL REPORTING OBLIGATIONS, THE OBLIGATION TO FURNISH ANNUAL WRITTEN STATEMENTS OF ITS ACCOUNTANTS AND ITS ABILITY TO INCUR INDEBTEDNESS UNDER CERTAIN CIRCUMSTANCES, AND OF WAIVERS OF CERTAIN PAST AND PROSPECTIVE DEFAULTS AND EVENTS OF DEFAULT UNDER THE INDENTURE AS DESCRIBED IN THE CONSENT SOLICITATION STATEMENT.

                    NOTE: SIGNATURES MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

         Upon the terms set forth in the Consent Solicitation Statement (the "Consent Solicitation Statement") dated April 8, 2004 of aaiPharma Inc. (the "Company"), receipt of which is hereby acknowledged, and in accordance with this Consent Form, the undersigned hereby consents to make certain modifications to the restrictive covenants contained in the Indenture governing the Notes relating to the Company's financial reporting obligations, the obligation to furnish annual written statements of its accountants and its ability to incur indebtedness under certain circumstances, and of Waivers of certain past and prospective defaults and events of default under the Indenture as described in the Consent Solicitation Statement, with respect to the aggregate principal amount of the Notes specified in the box above entitled "Description of Notes" under the column "Principal Amount as to which Consents are Given" (or, if nothing is indicated under the latter column heading, with respect to the entire aggregate principal amount described in such box). The undersigned acknowledges and agrees that the Consent given hereby may not be revoked except in accordance with the procedures set forth in the Consent Solicitation Statement (and agrees that it will not attempt to do so). Terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Consent Solicitation Statement.

         By the execution and delivery hereof, the undersigned irrevocably constitutes and appoints the Tabulation Agent as its agent and attorney-in-fact (with full knowledge that the Tabulation Agent also acts as the agent of the Company) with respect to the Consent given hereby with full power of substitution to deliver this Consent to the Company and the Trustee. The power of attorney granted in this paragraph shall be deemed to be coupled with an interest, shall be irrevocable from and after the Expiration Date, and shall survive the death or incapacity of the undersigned.

         The undersigned hereby represents and warrants that the undersigned is the beneficial owner of the Notes listed above, is the Holder or beneficial owner as of the Record Date and has full power and authority to give the Consent contained herein. The undersigned will, upon request, execute and deliver any additional documents deemed by the Tabulation Agent, the Trustee or the Company to be necessary or desirable to perfect the undersigned's Consent.

                        CONSENT FEE PAYMENT INSTRUCTIONS

         As promptly as practicable after the Proposed Amendments and Waivers become operative, the Company will pay to all Holders of the Notes whose Consents are properly received prior to the Expiration Date (and have not been revoked prior to the Consent Date), the Consent Fee set forth in the Consent Solicitation Statement. Only a Holder in respect of which there has been delivered a valid and unrevoked Consent prior to the Expiration Date will be entitled to receive a Consent Fee. A Holder of a Note who does not submit a Consent in respect of such Note will not be entitled to receive a Consent Fee in respect of such Note.

         Holders whose Consents are not received by the Tabulation Agent prior to the Expiration Date will NOT be entitled to a Consent Fee. The method of delivery of all documents is at the election of the Holder.

         Each Holder may elect to receive the Consent Fee by check or wire. Holders electing to receive the Consent Fee by wire should provide the information requested below. If no indication of payment preference is provided, Holders will receive the Consent Fee by check. Unless otherwise indicated below, the check will be issued in the name of, and sent to, the Holder.

                         BY CHECK                                                BY WIRE TRANSFER
                         --------                                                ----------------
MAKE CHECK PAYABLE AND MAIL CHECK TO:                        WIRE FUNDS TO:

Name:                                                        Name of Bank:
       ----------------------------------------------                     ------------------------------------------
             (Please print)                                                              (Please print)

Address:                                                     Bank ABA#:
          -------------------------------------------                  ---------------------------------------------

-----------------------------------------------------
                            (Please include zip code)        Bank Address:
                                                                           -----------------------------------------

                                                             -------------------------------------------------------
Taxpayer Identification                                                                  (Please include zip code)
or Social Security Number
                         -----------------------------
(See Substitute Form W-9)                                    Account #:
                                                                        --------------------------------------------


                                PLEASE SIGN HERE

          (To be completed by all Holders of Notes providing Consents)

         By completing, executing and delivering this Consent Form, the undersigned hereby consents to make certain modifications to the restrictive covenants contained in the Indenture governing the Notes relating to the Company's financial reporting obligations, the obligation to furnish annual written statements of its accountants and its ability to incur indebtedness under certain circumstances, and of Waivers of certain past and prospective defaults and events of default under the Indenture as described in the Consent Solicitation Statement, with respect to the aggregate principal amount of the Notes listed in the box above labeled "Description of Notes" under the column heading "Principal Amount as to which Consents are Given" (or, if nothing is indicated under the latter column heading, with respect to the entire aggregate principal amount represented by the Notes described in such box).

         An authorized DTC Participant must execute this Consent Form exactly as such DTC Participant's name appears on DTC's position listing as the owner of such Notes as of the Record Date. If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth the full title of the authorized signatory and see Instruction 2.



-------------------------------------------------------------------------------
            Signature(s) of Record Holder(s) or Authorized Signatory
                        (See guarantee requirement below)
Dated
      -------------------------------------------------------------------------

Name(s)
        -----------------------------------------------------------------------
                                (Please Print)

Capacity
         ----------------------------------------------------------------------
Address
       ------------------------------------------------------------------------
                                 (Including Zip Code)

Area Code and Telephone Number
                               ------------------------------------------------

Tax Identification or Social Security No.
                                          -------------------------------------

                    COMPLETE ACCOMPANYING SUBSTITUTE FORM W-9
                          MEDALLION SIGNATURE GUARANTEE
                    (If Required - See Instructions 1 and 2)


Authorized Signature
                     ----------------------------------------------------------

Name of Firm
             ------------------------------------------------------------------

                                  INSTRUCTIONS

          FORMING PART OF THE TERMS AND CONDITIONS OF THE SOLICITATION

         1. Signature Guarantees. Signatures on this Consent Form must be guaranteed by a Medallion Signature Guarantor, unless this Consent is being delivered by (i) a Participant in DTC whose name appears on a security position listing as the owner of such Notes as of the Record Date or (ii) by an Eligible Institution.

If the Notes are held of record as of the Record Date in the name of a person other than the signatory to this Consent Form, then the signatures on this Consent Form must be guaranteed by a Medallion Signature Guarantor as described above. See instruction 2.

         2. Signatures on Consent Form. If this Consent Form is signed by a DTC Participant whose name is shown on a security position listing as the owner of the Notes with respect to which this Consent is being delivered as of the Record Date, the signature must correspond with the name shown on the security position listing as the owner of such Notes.

         If any of the Notes with respect to which this Consent is being delivered are held of record as of the Record Date in the name of two or more Holders, all such Holders must sign this Consent Form. If any of the Notes with respect to which this Consent is being delivered are held of record as of the Record Date in different names on several certificates, it will be necessary to complete, sign and submit as many separate Consent Forms as there are different Holders of record of certificates.

         If this Consent Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of such person's authority to so act must be submitted with this Consent.

         IF THIS CONSENT FORM IS SIGNED OTHER THAN BY THE HOLDER(s) OF RECORD AS OF THE RECORD DATE OF THE NOTES WITH RESPECT TO WHICH THIS CONSENT IS BEING DELIVERED, SUCH NOTES MUST BE ACCOMPANIED BY A DULY COMPLETED PROXY ENTITLING THE SIGNATORY TO DELIVER A CONSENT WITH RESPECT TO SUCH NOTES ON BEHALF OF SUCH HOLDER(s), SIGNED EXACTLY AS THE NAME OR NAMES OF SUCH HOLDER(s) APPEAR ON THE DTC SECURITIES POSITION LISTING AND SIGNATURES ON SUCH PROXY MUST BE GUARANTEED BY A MEDALLION SIGNATURE GUARANTOR, UNLESS THE SIGNATURE IS THAT OF AN ELIGIBLE INSTITUTION.

         3. Requests for Assistance or Additional Copies. Any questions or requests for assistance or additional copies of the Consent Solicitation Statement or this Consent Form may be directed to the Tabulation Agent at one of its telephone numbers set forth in the Consent Solicitation Statement. A Holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

                            IMPORTANT TAX INFORMATION

         Under current U.S. federal income tax law, a registered Holder who receives a Consent Fee from the Company as consideration for such Holder's Consent generally is required to provide the Tabulation Agent with such Holder's current taxpayer identification number ("TIN") on Substitute Form W-9 below, or, alternatively, to establish another basis for an exemption from backup withholding. If such Holder is an individual, the TIN is generally his or her Social Security number. If the Tabulation Agent is not provided with the correct TIN, the Holder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, any payment made to such Holder with respect to any Consent Fees paid pursuant to the Consent Solicitation may be subject to backup withholding, which under current law is imposed at a rate of 28%.

         Certain Holders (including, among others, all corporations and Non-U.S. Holders (as defined in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences -- Non-U.S. Holders")) are not subject to backup withholding, but may be required to establish their exemption therefrom. Non-U.S. Holders should complete the appropriate Internal Revenue Service Form W-8 (which, depending on the particular circumstances of the Non-U.S. Holder, may be Form W-8BEN, Form W-8IMY, Form W-8ECI, or Form W-8EXP) to establish their entitlement to an exemption from backup withholding. These forms can be obtained from the Tabulation Agent.

         If backup withholding applies, the Tabulation Agent is currently required to withhold 28% of any payment made to the Holder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained form the Internal Revenue Service, provided certain conditions are met.

         To avoid backup withholding on any payment made to a Holder with respect to any Consent Fees paid pursuant to the Consent Solicitation, the Holder is required to notify the Tabulation Agent of the Holder's current TIN by completing Substitute Form W-9 below, certifying that the TIN provided on the form is correct and that (i) the Holder has not been notified by the Internal Revenue Service that the Holder is subject to backup withholding as a result of failure to report all interest or dividends or (ii) the Internal Revenue Service has notified the Holder that the Holder is no longer subject to backup withholding.

         Non-U.S. Holders may be subject to withholding, even if such Holders are not subject to backup withholding, as described in the Consent Solicitation Statement under "Certain U.S. Federal Income Tax Consequences -- Non-U.S. Holders."

WHAT NUMBER TO GIVE THE TABULATION AGENT

         A Holder completing Substitute Form W-9 should give the Tabulation Agent the TIN (e.g., Social Security number or Employer Identification Number) of the record owner of the Notes. If the Notes are registered in more than one name or are not registered in the name of the actual owner, consult the enclosed "Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9" for additional guidance on which number to report.

                          PAYER'S NAME: AAIPHARMA INC.



SUBSTITUTE          PART 1 -- PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY
FORM W-9            BY SIGNING AND DATING BELOW.                                            ------------------------
                                                                                                 Social Security
                                                                                                    Number(s)
                                                                                            OR

                                                                                            ------------------------
                                                                                            Employer Identification
                                                                                                   Number(s)
--------------------------------------------------------------------------------------------------------------------
DEPARTMENT OF THE   PART 2 --                                                                PART 3--
TREASURY INTERNAL   CERTIFICATION -- Under Penalties of Perjury, I certify that:            Awaiting TIN         [ ]
REVENUE SERVICE
                    (1)   The number shown on this form is my correct taxpayer
                          identification number (or I am waiting for a number to be
                          issued for me), and

                    (2)   I am not subject to backup withholding because: (a) I am          PART 4--
                          exempt from backup withholding, or (b) I have not been            Exempt from backup
                          notified by the Internal Revenue Service (IRS) that I am          withholding          [ ]
                          subject to backup withholding as a result of a failure to
                          report all interest or dividends, or (c) the IRS has
                          notified me that I am no longer subject to backup
                          withholding, and


                    (3)   I am a U.S. person (including a U.S. resident alien).
--------------------------------------------------------------------------------------------------------------------


PAYER'S REQUEST     CERTIFICATION INSTRUCTIONS -- You must cross out item (2) above if you have been notified
FOR TAXPAYER        by the IRS that you are currently subject to backup withholding because of underreporting
IDENTIFICATION      interest or dividends on your tax return.
NUMBER ("TIN")
AND CERTIFICATIONS  Name
                        -------------------------------------------------------

                    Address
                           ----------------------------------------------------
                                                       (include zip code)

                    SIGNATURE                                           DATE
                             ------------------------------------------     ------------------------------

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN A $50 PENALTY IMPOSED BY THE INTERNAL REVENUE SERVICE AND BACKUP WITHHOLDING OF 28% OF ANY CONSENT FEE PAID TO YOU. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:      YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX
           IN PART 3 OF THE SUBSTITUTE FORM W-9.
--------------------------------------------------------------------------------

            CERTIFICATION OF AWAITING TAXPAYER IDENTIFICATION NUMBER

         I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver such application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me in respect of the Consent Fees thereafter will be withheld until I provide a taxpayer identification number to the payer.

SIGNATURE                                        DATE
         ----------------------------------------    --------------------------

             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer Identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                      GIVE THE NAME AND                                                  GIVE THE NAME AND
                                      SOCIAL SECURITY                                                    EMPLOYER IDENTIFICATION
  FOR THIS TYPE OF ACCOUNT:           NUMBER OF  --                     FOR THIS TYPE OF ACCOUNT:        NUMBER OF  --
---------------------------           ------------------------------    -------------------------        --------------------------

  1.  Individual                      The individual                     6.  Sole proprietorship or       The owner(3)
                                                                             single-owner LLC

  2.  Two or more individuals         The actual owner of the            7.  A valid trust, estate, or    Legal entity(4)
      (joint account)                 account or, if combined                pension trust
                                      funds, the first individual
                                      on the account(1)

  3.  Custodian account of a minor    The minor(2)                       8.  Corporate or LLC electing    The corporation
      (Uniform Gift to Minors Act)                                           corporate status on Form
                                                                             8832

  4. a.  The usual revocable          The grantor-trustee(1)             9.  Association, club,           The organization
         savings trust (grantor is                                           religious, charitable,
         also trustee)                                                       educational, or other
                                                                             tax-exempt organization
     b.  So-called trust account      The actual owner(1)
         that is not a legal or
         valid trust under State
         law

  5. Sole proprietorship or           The owner(3)                       10. Partnership or               The partnership
     single-owner LLC                                                        multi-member LLC

                                                                         11. A broker or registered       The broker or nominee
                                                                             nominee

                                                                         12. Account with the             The public entity
                                                                             Department of Agriculture
                                                                             in the name of a public
                                                                             entity (such as a state
                                                                             or local governmental,
                                                                             school district or
                                                                             prison) that receives
                                                                             agricultural program
                                                                             payments.


(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) YOU MUST SHOW YOUR INDIVIDUAL NAME, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

         Holders desiring to deliver Consents should complete, sign and date this Consent Form in accordance with the instructions herein and mail or deliver it and any other required documents to the Tabulation Agent at its address set forth below.

              The Tabulation Agent for the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

                                   65 BROADWAY
                                    SUITE 704
                               NEW YORK, NY 10006
         BANKS AND BROKERAGE FIRMS, PLEASE CALL COLLECT: (212) 430-3774
                   ALL OTHERS CALL: (866) 470-3700 (TOLL FREE)


         A holder may also contact the Solicitation Agent at its telephone number set forth below or such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation or this Consent Form.

                          -----------------------------

             The Solicitation Agent for the Consent Solicitation is:

                         BANC OF AMERICA SECURITIES LLC
                         214 N. TRYON STREET, 17TH FLOOR
                               CHARLOTTE, NC 28255
                     ATTENTION: HIGH YIELD SPECIAL PRODUCTS
                         (888) 292-0070 (U.S. TOLL FREE)
                            (704) 388-4813 (COLLECT)

         Delivery of a Consent Form to an address other than the address listed below or transmission of instructions by facsimile other than as set forth below is not valid delivery of the Consent Form. However, we reserve the right to accept Consent Forms delivered by any reasonable means or in any form that reasonably evidences the giving of Consent. The Consent Form and any other required documents should be sent or delivered by each Holder or such Holder's broker, dealer, commercial bank, trust company or other nominee to the Tabulation Agent at its address or facsimile number set forth below.

    Requests for additional copies of the Consent Solicitation Statement and Consent Form may be directed to the Tabulation Agent at its telephone numbers and locations listed below.

   The Tabulation Agent and Information Agent for the Consent Solicitation is:

                     GLOBAL BONDHOLDER SERVICES CORPORATION

           Delivery to Global Bondholder Services Corporation for the
                             Consent Solicitation:


     By Regular or Certified Mail:                         By Hand or by Overnight Mail or Courier:
Global Bondholder Services Corporation                    Global Bondholder Services Corporation
       65 Broadway - Suite 704                                    65 Broadway - Suite 704
         New York, NY 10006                                          New York, NY 10006
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                                  By Facsimile
                     (Eligible Guarantor Institutions Only):
                                  212-430-3775

                    To Confirm Facsimile Receipt by Telephone
                     (Eligible Guarantor Institutions Only)
                                  212-430-3774

                                For Information:
                           Noteholders Call Toll-Free:
                                  866-470-3700
                         Banks and Brokers Call Collect:
                                  212-430-3774


      All questions regarding the terms of the Consent Solicitation shall be directed to the Solicitation Agent at the telephone number and address set forth below. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Consent Solicitation.

             The Solicitation Agent for the Consent Solicitation is:

                         BANC OF AMERICA SECURITIES LLC

                         214 N. Tryon Street, 17th Floor
                               Charlotte, NC 28255
                     Attention: High Yield Special Products
                         (888) 292-0070 (U.S. Toll Free)
                            (704) 388-4813 (Collect)